UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Eastman Chemical Company

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LETTER TO STOCKHOLDERS
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INFORMATION ABOUT THE MEETING AND VOTING
Proxy Statement and Annual Meeting
Voting By Proxy
How to Revoke Your Proxy
Record Date; Stockholders Entitled to Vote; Voting Rights
Quorum
Vote Required for Approval of Matters to be Considered
Proxy Solicitation Costs
Matters Raised at the Annual Meeting Not Included in this Proxy Statement
Stockholder Proposals for the 2008 Annual Meeting
Nominations by Stockholders for Election to the Board of Directors
Annual Report to Stockholders, Annual Report on Form 10-K, and Corporate Governance Materials
Communications to the Board of Directors
PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING ITEM 1 -- ELECTION OF DIRECTORS
NOMINEES FOR DIRECTOR
MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE
Information About the Board of Directors and Corporate Governance
Director Independence
Transactions with Directors, Executive Officers, and Related Persons
Board Committees
Audit Committee.
Audit Committee Report
Nominating and Corporate Governance Committee.
Director Nominations.
Compensation and Management Development Committee.
Compensation Committee Report
Finance Committee.
Health, Safety, Environmental and Security Committee.
Director Compensation
ITEM 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Audit Fees:
Audit-Related Fees:
Tax Fees:
All Other Fees:
ITEM 3 -- APPROVAL OF THE 2007 OMNIBUS LONG-TERM COMPENSATION PLAN
Summary of the 2007 Omnibus Plan
Certain Federal Tax Effects
Benefits to Named Executive Officers and Others
Equity Compensation Plan Information
ITEM 4 -- PROPOSAL TO ESTABLISH POLICY LIMITING BENEFITS UNDER SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS
Response of the Company
STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
Common Stock
Common Stock and Common Stock Units
PRINCIPAL STOCKHOLDERS
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Tables
Termination and Change-in-Control Arrangements
APPENDIX A
FORMS OF PROXY

March 23, 2007
Dear Fellow Stockholder:
      Our 2007 Annual Meeting of Stockholders will be held at the Toy F. Reid Employee Center, located at 400 South Wilcox Drive, in Kingsport, Tennessee, on May 3, 2007, at 11:30 a.m. Doors to the meeting will open at 10:30 a.m. The business to be considered and voted upon at the meeting is explained in the accompanying proxy materials (consisting of the Notice of Annual Meeting, the Proxy Statement, and the proxy card). A copy of Eastman’s 2006 Annual Report to Stockholders is also included with these materials.
      Your vote is important for this year’s annual meeting, regardless of the number of shares you own. Signing and returning a proxy card or submitting your proxy via the Internet or telephone in advance of the meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Whether you choose to vote by proxy card, telephone, or computer, I urge you to vote as soon as possible. If you are a record holder, an admission ticket for the meeting is included with your proxy card. If you received our proxy materials from a broker or bank and do not have an admission ticket but wish to attend the meeting, please call (423) 229-4647.
      Thank you for your support of our Company.

Sincerely,

J. Brian Ferguson
Chairman and Chief Executive Officer

EASTMAN CHEMICAL COMPANY
200 South Wilcox Drive
Kingsport, Tennessee 37660
(423) 229-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2007

To Our Stockholders:
      The 2007 Annual Meeting of Stockholders of Eastman Chemical Company (“Eastman” or the “Company”) will be held at the Toy F. Reid Employee Center, located at 400 South Wilcox Drive, Kingsport, Tennessee, on May 3, 2007, at 11:30 a.m., local time. The purposes of the meeting are:

•	Elect Directors. To elect three directors to serve in the class for which the term in office expires at the 2010 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

•	Ratify Appointment of Independent Auditors. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for 2007;

•	Approve the 2007 Omnibus Long-Term Compensation Plan. To approve the proposed 2007 Omnibus Long-Term Compensation Plan;

•	Stockholder Proposal. To vote on a proposal submitted by a stockholder if properly presented at the meeting; and

•	Other Business. To transact such other business as may properly come before the meeting and any adjournments or postponements of the meeting.
      Only stockholders of record at the close of business on March 15, 2007 are entitled to vote at the meeting. It is important that your shares be represented and voted at the meeting. Please vote by proxy in one of these ways:

•	Use the toll-free telephone number shown on your proxy card or voting instruction form (if you received the proxy materials by mail from a broker or bank);

•	By Internet at the web address shown on your proxy card or voting instruction form; or

•	Mark, sign, date, and promptly return your proxy card or voting instruction form in the postage-paid envelope provided.
      Signing and returning the proxy card or submitting your proxy via Internet or by telephone does not affect your right to vote in person if you attend the meeting.

By order of the Board of Directors

Theresa K. Lee
Chief Legal Officer and Corporate Secretary
March 23, 2007

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS OF
EASTMAN CHEMICAL COMPANY
TO BE HELD ON MAY 3, 2007
INFORMATION ABOUT THE MEETING AND VOTING
Proxy Statement and Annual Meeting
     This proxy statement is dated March 23, 2007 and is first being mailed and delivered electronically to Eastman stockholders, and made available on the Internet at the Company’s website (www.eastman.com), on or about March 28, 2007. Our Board of Directors (the “Board”) is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the Annual Meeting of Stockholders of the Company to be held on May 3, 2007, and at any adjournments or postponements of the meeting. A proxy statement is a document that Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to vote your stock by proxy. At the meeting, stockholders will be asked to consider and vote on the items of business listed in the accompanying Notice of Annual Meeting and described in more detail in this proxy statement.
Voting By Proxy
     A proxy is a legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy, a proxy card, or a form of proxy.
     By completing and returning your proxy (either by returning the paper proxy card or by submitting your proxy electronically via the Internet, or by telephone), you appoint Richard A. Lorraine, the Company’s Chief Financial Officer, and Theresa K. Lee, the Company’s Chief Legal Officer and Corporate Secretary, to represent you at the meeting and direct them to vote your shares at the meeting according to your instructions. Shares of common stock represented by proxy will be voted by the proxy holders at the meeting in accordance with your instructions as indicated in the proxy. If you properly execute and return your proxy (in paper form, electronically via the Internet, or by telephone) but do not indicate any voting instructions, your shares will be voted in accordance with the recommendations of the Board as to the matters identified in this proxy statement and in the best judgment of the proxy holders as to any other matters.
     If your shares are registered in your name, you are a stockholder of record. Stockholders of record may vote by proxy in one of three ways:

•	by telephone: call (888) 693-8683 and follow the instructions on your proxy card;

•	via the Internet: visit the www.cesvote.com website and follow the instructions on your proxy card; or

•	by mail: mark, sign, date, and mail your proxy card in the enclosed postage-paid envelope.
The Internet and telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions, and to confirm that stockholders’ instructions have been recorded properly.
     If your shares are held in “street name” through a broker, bank or other holder of record, you will receive instructions from the registered holder that you must follow in order for your shares to be voted for you by that record holder. Telephone and Internet voting is also offered to stockholders who own their shares through certain banks and brokers.
How to Revoke Your Proxy
     You may revoke your proxy at any time before its exercise at the meeting by:

•	giving written notice of revocation to the Corporate Secretary of the Company;

•	executing and delivering a later-dated, signed proxy card or submitting a later-dated proxy via the Internet or by telephone before the meeting; or

•	voting in person at the meeting.
All written notices of revocation or other communications with respect to revocation of proxies should be sent to Eastman Chemical Company, P.O. Box 431, Kingsport, Tennessee 37662-5280, Attention: Corporate Secretary, so that they are received before the meeting.

Record Date; Stockholders Entitled to Vote; Voting Rights
      The record date for the 2007 Annual Meeting of Stockholders is March 15, 2007. Owners of record of common stock at the close of business on the record date are entitled to receive notice of the meeting and to vote at the meeting. The record date is established by the Board as required by Delaware law. If your shares are held in “street name” through a broker, bank or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the meeting.
      On the record date, there were 84,093,252 shares of common stock issued and outstanding. Holders of common stock are entitled to one vote on each matter voted upon at the meeting for each share of common stock they hold of record on the record date.
Quorum
      The presence, in person or by proxy, of the holders of a majority of the shares of common stock entitled to vote at the meeting is necessary to constitute a quorum to conduct business. Abstentions and “broker non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a registered holder (such as a broker or bank) holding shares in “street name” for a beneficial owner does not vote on a particular proposal because the registered holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Please note that banks and brokers which have not received voting instructions from their clients cannot vote on their clients’ behalf on the proposal to approve the 2007 Omnibus Long-Term Compensation Plan and on adoption of the stockholder proposal, but may vote their clients’ shares on the election of directors and the ratification of the appointment of independent auditors.
Vote Required for Approval of Matters to be Considered
      Each director who receives a majority of votes cast (number of shares voted “for” a director must exceed the number of shares voted “against” that director) will be elected as a director. With respect to the election of directors, stockholders may by proxy (1) vote “for” all three of the nominees, (2) vote “against” all three of the nominees, (3) vote “against” any individual nominee or nominees but vote “for” the other nominee(s) or (4) “abstain” from voting on one or more nominees. Shares not present at the meeting and abstentions will have no effect on the outcome of the election of directors. Similarly, any broker non-votes are not considered to be votes cast and therefore would have no effect on the outcome of the election of directors.
      The affirmative vote of a majority of the votes cast is required for each of the ratification of the appointment of independent auditors, the approval of the 2007 Omnibus Long-Term Compensation Plan, and adoption of the stockholder proposal. With respect to each of these items, stockholders may (1) vote “for,” (2) vote “against,” or (3) “abstain” from voting. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of these proposals.
Proxy Solicitation Costs
      We will bear the cost of soliciting proxies and the cost of the meeting. In addition to the solicitation of stockholders by mail and electronic means, proxies may be solicited by telephone, facsimile, personal contact, and similar means by our directors, officers, or employees, none of whom will be specially compensated for these activities. We have also contacted brokerage houses, banks, nominees, custodians, and fiduciaries who can be identified as record holders of common stock. Such holders, after inquiry by us, have provided certain information concerning beneficial owners not objecting to the disclosure of such information and the quantities of proxy materials and annual reports needed to supply such materials to beneficial owners, and we will reimburse such record holders for the expense of providing such beneficial ownership information and of mailing proxy materials and annual reports to beneficial owners. We have retained Georgeson Inc. to assist with the solicitation of proxies and vote projections for a fee of $19,500 plus reimbursement of out-of-pocket expenses.

Matters Raised at the Annual Meeting Not Included in this Proxy Statement
      We do not expect any business to be acted upon at the meeting other than as described in this proxy statement. If, however, other matters are properly brought before the meeting, the persons appointed as proxies will have the discretion to vote or act on those matters for you according to their best judgment.
Stockholder Proposals for the 2008 Annual Meeting
      In accordance with rules of the SEC, if you wish to submit a proposal for presentation at Eastman’s 2008 Annual Meeting of Stockholders, it must be received by the Company at its principal executive offices on or before November 29, 2007 in order to be included in the Company’s proxy materials relating to its 2008 Annual Meeting of Stockholders.
      In addition, our Bylaws require that a proposal to be submitted by a stockholder for a vote of the Company’s stockholders at an annual meeting of stockholders, whether or not also submitted for inclusion in the Company’s proxy materials, must be preceded by adequate and timely notice to the Corporate Secretary of the Company. To be adequate, the notice must set forth certain information specified in our Bylaws about the stockholder and the proposal. The Bylaws are available through the “Investors — Corporate Governance” section of the Company’s website, and also will be provided to any stockholder upon written request. To be timely, the notice must be delivered to the Corporate Secretary of the Company not less than 45 days prior to the day of the month on which the notice of the immediately preceding year’s annual meeting of stockholders was first sent to the stockholders of the Company. If, as expected, notice of the 2007 Annual Meeting of Stockholders is first sent to stockholders on March 28, 2007, then such advance notice would be timely if delivered on or before February 12, 2008.
Nominations by Stockholders for Election to the Board of Directors
      Our Bylaws provide that nominations by stockholders of persons for election to the Board may be made by giving adequate and timely notice to the Corporate Secretary of the Company. To be adequate, the nomination notice must set forth certain information specified in our Bylaws about each stockholder submitting a nomination and each person being nominated. The Bylaws are available through the “Investors — Corporate Governance” section of the Company’s website, and also will be provided to any stockholder upon written request. To be timely, the nomination notice must be delivered to the Corporate Secretary of the Company not less than 45 days prior to the day of the month on which the notice of the immediately preceding year’s annual meeting of stockholders was first sent to the stockholders of the Company. The Nominating and Corporate Governance Committee of the Board will consider persons properly and timely nominated by stockholders and recommend to the full Board whether or not such nominee should be included with the Board’s nominees for election by stockholders.
Annual Report to Stockholders, Annual Report on Form 10-K, and Corporate Governance Materials
      Our Annual Report to Stockholders for 2006, including consolidated financial statements for the year ended December 31, 2006, is being mailed and delivered electronically to stockholders, and made available on the Internet at the Company’s web site, concurrently with this proxy statement but does not form any part of the proxy solicitation material. This year’s Annual Report to Stockholders includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the SEC. This information is also available via the Internet at the Company’s web site (www.eastman.com), and the version of such report (with exhibits) filed with the SEC is available at the SEC’s web site (www.sec.gov).
      We also make available free of charge, through the “Investors — Corporate Governance” section of the Eastman web site, the Corporate Governance Guidelines, the charters of each of the committees of the Board, and codes of business conduct and ethics for our directors, officers, and employees. Such materials are also available in print upon written request of any stockholder to Eastman Chemical Company, P.O. Box 431, Kingsport, Tennessee 37662-5280, Attention: Investor Relations.

Communications to the Board of Directors
      Stockholders, and other interested parties, may communicate with non-management directors in writing by directing such communications to the Chair of the Nominating and Corporate Governance Committee, Eastman Chemical Company, P.O. Box 1976, Kingsport, Tennessee 37662-5075 or by telephone toll free by calling 800-782-2515. Any communications concerning substantive Board or Company matters are promptly forwarded by the office of the Corporate Secretary to the Chair of the Nominating and Corporate Governance Committee, and the office of the Corporate Secretary keeps and regularly provides to the Chair of the Nominating and Corporate Governance Committee a summary of any communications received.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
ITEM 1 — ELECTION OF DIRECTORS
      The Company’s Certificate of Incorporation divides the Board into three classes, with the terms of office of the respective classes ending in successive years. Under the Company’s Bylaws, a director reaching age 70 during any term of office continues to be qualified to serve only until the next annual meeting of stockholders following his or her 70th birthday (or, if approved by unanimous action of the Board, until the next annual meeting following his or her 71st birthday). Unless additional terms of office are approved by the Board in certain circumstances, the maximum number of consecutive full three-year terms of office that may be served by any director is three.
      Three directors are currently in the class for which the term in office expires at the 2007 Annual Meeting, and each of them has been nominated for re-election for a new three-year term. The terms of the other eight directors continue after the meeting.
      The stockholders are being asked to vote on the election of three directors to the class for which the term of office shall expire at the Annual Meeting of Stockholders in 2010 and their successors are duly elected and qualified. If any nominee is unable or unwilling to serve (which we do not anticipate), the persons designated as proxies will vote your shares for the remaining nominees and for another nominee proposed by the Board or, as an alternative, the Board could reduce the number of directors to be elected at the meeting.
      Director Changes Since the 2006 Annual Meeting. In October 2006, the Board elected Lewis M. Kling as a director. The Board has unanimously extended the term of office of director Donald W. Griffin, who reached age 70, until the expiration of his term at the 2008 Annual Meeting of Stockholders.
      Adoption of Majority Vote Standard for Election of Directors. In October 2006, the Board amended the Company’s Bylaws to provide that directors be elected by a majority vote of stockholders. Before the amendment, the Company’s directors were elected by a plurality of the votes cast by stockholders. If a nominee who is serving as a director is not reelected by a majority vote at an annual meeting, under Delaware law the director would continue to serve on the Board as a “holdover director.” However, under the new director election provision of our Bylaws, any incumbent director who does not receive a majority of votes in favor of reelection and whose successor has not been elected by stockholders would offer to resign from the Board. The Nominating and Corporate Governance Committee would then make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board would act on the recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation would not participate in the Board’s decision. If a nominee who was not already serving as a director was not elected at an annual meeting, under Delaware law that nominee would not become a director and would not serve on the Board as a “holdover director.” In 2007, all nominees for the election of directors are currently serving on the Board.
      The nominees have been recommended to the Board of Directors by the Nominating and Corporate Governance Committee of the Board. The Board of Directors recommends that you vote “FOR” election of the three nominees identified below.
      Set forth below is information about each director nominated for re-election or whose term in office will continue after the meeting.

NOMINEES FOR DIRECTOR Term Expiring Annual Meeting 2010

RENÉE J. HORNBAKER (director since September 2003)

Ms. Hornbaker has served as Chief Financial Officer of Shared Technologies, Inc., a provider of converged voice and data networking solutions, since October 2006, and was Consultant to the Chief Executive Officer of CompuCom Systems, Inc., an information technology services provider, from 2005 to 2006. She was Vice President and Chief Financial Officer of Flowserve Corporation from 1997 until 2004. In 1977, Ms. Hornbaker joined the accounting firm Deloitte, Haskins & Sells, now Deloitte & Touche Tohmatsu, where she became a senior manager of its audit practice in the firm’s Chicago office. Following that, she served in senior financial positions with several major companies from 1986 until 1996, when she joined BW/IP, Inc., a predecessor of Flowserve, as Vice President, Business Development. Ms. Hornbaker is 54.

THOMAS H. MCLAIN (director since February 2004)

Mr. McLain served as Chairman, Chief Executive Officer, and President of Nabi Biopharmaceuticals from 2004 until his resignation in February 2007, and was Chief Executive Officer, President and a director of Nabi from 2002 until 2004. Nabi is a biotechnology company that applies its knowledge of the human immune system to develop and market products that address serious medical conditions. Previously, Mr. McLain served as President, Chief Operating Officer and a director in 2002 and 2003, and in 2001 and 2002, he served as Executive Vice President and Chief Operating Officer. From 1998 to 2001, Mr. McLain served as Senior Vice President, Corporate Services and Chief Financial Officer. From 1988 to 1998, Mr. McLain was employed by Bausch & Lomb, Inc., a global eye care company, where he held various senior financial management positions of increasing responsibility. Before joining Bausch & Lomb, Mr. McLain practiced with the accounting firm of Ernst & Young LLP. Mr. McLain is 49.

PETER M. WOOD (director since May 2000)

Mr. Wood served as Managing Director of J.P. Morgan & Company, an investment banking firm, from 1986 until his retirement in 1996, and was Vice President, Mergers & Acquisitions, of Kidder, Peabody & Company, Inc., an investment banking firm, from 1981 to 1986. From 1966 to 1981 Mr. Wood was a member (and a partner since 1971) of the international management consulting firm of McKinsey & Company. Mr. Wood was non-executive Chairman of the Board of Stone & Webster, Incorporated from 2000 to 2004. He is also a member of the Board of Directors of Middlesex Mutual Assurance Company. Mr. Wood is 68.

MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE Term Expiring Annual Meeting 2008

MICHAEL P. CONNORS (director since March 2005)

Mr. Connors has been Chairman of the Board and Chief Executive Officer of Information Services Group, Inc., a company formed for the purpose of acquiring one or more operating businesses in the information services industry, since July 2006. Mr. Connors served as a member of the Executive Board of VNU N.V., a major worldwide media and marketing information company, from the merger of ACNielsen into VNU in 2001 until 2005, and served as Chairman and Chief Executive Officer of VNU Media Measurement & Information Group and Chairman of VNU World Directories until 2005. He previously was Vice Chairman of the Board of ACNielsen from its spin-off from the Dun & Bradstreet Corporation in 1996 until 2001, was Senior Vice President of American Express Travel Related Services from 1989 until 1995, and before that was a Corporate Vice President of Sprint Corporation. Mr. Connors is also a member of the Board of Directors of R.H. Donnelley Corporation. Mr. Connors is 51.

J. BRIAN FERGUSON (director since January 2002)

Mr. Ferguson has been Chairman of the Board and Chief Executive Officer of the Company since 2002. He joined Eastman in 1977. Mr. Ferguson was named Vice President, Industry and Federal Affairs in 1994, became Managing Director, Greater China in 1997, was named President, Eastman Chemical Asia Pacific in 1998, became President, Polymers Group in 1999, and became President, Chemicals Group in 2001. He is also a member of the Board of Directors of FPL Group, Inc., parent company of Florida Power & Light Company. Mr. Ferguson serves as a member of the American Chemistry Council Board of Directors and the National Association of Manufacturers Board of Directors, on the Executive Committee of the Business Roundtable, on the President’s Export Council, and as a Trustee of the United States Council for International Business. Mr. Ferguson is 52.

DONALD W. GRIFFIN (director since May 1999)

Mr. Griffin was Chairman of the Board of Olin Corporation, a manufacturer of chemicals, metals, and ammunition, from 1996 until his retirement in 2003. He joined Olin in 1961, served in a series of marketing and management positions prior to appointment to the position of President and Chief Operating Officer in 1994, became Chairman, President, and Chief Executive Officer in 1996, and retired as President and Chief Executive Officer in 2002. Mr. Griffin is also a member of the Boards of Directors of Olin Corporation and of Barnes Group, Inc., and serves as a Trustee of the University of Evansville and the Buffalo Bill Historical Center. Mr. Griffin is 70.

HOWARD L. LANCE (director since December 2005)

Mr. Lance has served as President, Chief Executive Officer, and a director of Harris Corporation since January 2003, and was appointed Chairman of the Board in June 2003. Harris is an international communications and information technology company serving government and commercial markets. Mr. Lance was President of NCR Corporation, an information technology services provider, and Chief Operating Officer of its Retail and Financial Group from July 2001 until October 2002. Prior to joining NCR, he spent 17 years with Emerson Electric Company, an electronic products and systems company, where he held increasingly senior management positions. Earlier, Mr. Lance held sales and marketing positions with the Scott-Fetzer Company and Caterpillar, Inc. Mr. Lance is 51.

Term Expiring Annual Meeting 2009

STEPHEN R. DEMERITT (director since February 2003)

Mr. Demeritt served as Vice Chairman of General Mills, Inc. from 1999 until his retirement in 2005. General Mills is a leading producer of packaged consumer foods. He joined General Mills in 1969 and served in a variety of marketing positions, including President, International Foods from 1991 to 1993 and Chief Executive Officer of Cereal Partners Worldwide, General Mills’ global cereal joint venture with Nestle, from 1993 to 1999. Mr. Demeritt is also a member of the Board of Trustees of Archstone-Smith Trust. Mr. Demeritt is 63.

ROBERT M. HERNANDEZ (director since August 2002)

Mr. Hernandez has been Chairman of the Board of RTI International Metals, Inc. since 1990, and was Vice Chairman of the Board and Chief Financial Officer of USX Corporation from 1994 until his retirement in 2001. He joined U.S. Steel Corporation, the predecessor of USX, in 1968, and held positions of increasing responsibility in the financial and operating organizations, including Vice President and Treasurer from 1984 to 1987, Senior Vice President and Controller from 1987 to 1989, President, U.S. Diversified Group from 1989 to 1990, Senior Vice President, Finance from 1990 to 1991, and Executive Vice President and Chief Financial Officer from 1991 to 1994. RTI, a NYSE listed company, is a leading U.S. producer of titanium mill products and fabricated-metal parts for the global market, and was affiliated with USX prior to 2000. Mr. Hernandez is also Lead Director of American Casualty Excess (ACE) Ltd. and Vice Chairman of the Board of Trustees of BlackRock Mutual Funds. Mr. Hernandez is 62.

LEWIS M. KLING (director since October 2006)

Mr. Kling has served as President, Chief Executive Officer, and a director of Flowserve Corporation, a provider of industrial flow management products and services, since 2005, and was Chief Operating Officer of Flowserve from 2004 to 2005. Before joining Flowserve, he was Group Vice President and Corporate Vice President of SPX Corporation from 1999 to 2004, and served as President of Dielectric Communications, a division of General Signal Corporation, purchased by SPX Corporation, from 1997 to 1999. Mr. Kling is 62.

DAVID W. RAISBECK (director since December 2000)

Mr. Raisbeck is Vice Chairman of Cargill, Incorporated, an agricultural trading and processing company. He joined Cargill in 1971 and has held a variety of merchandising and management positions focused primarily in the commodity and financial trading businesses. Mr. Raisbeck was appointed President of Cargill’s Financial Markets Division in 1988 and President of Cargill’s Trading Sector in 1993, was elected a director of Cargill in 1994, Executive Vice President in 1995, and to his current position in 1999. He is also a member of the Board of Directors of Cardinal Health, Inc. Mr. Raisbeck is 57.

Information About the Board of Directors and Corporate Governance
      The Board is elected by the stockholders to oversee management and to assure that the long-term interests of the stockholders are being served. The primary role of the Board is to maximize stockholder value over the long-term. Eastman’s business is conducted by its employees, managers, and officers, under the direction of the Chief Executive Officer and the oversight of the Board. The Nominating and Corporate Governance Committee of the Board periodically reviews and assesses the Company’s Corporate Governance Guidelines and governance practices.
      The Board held seven meetings during 2006. Each director attended at least 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which he or she served (during the period that he or she served).
      The non-management directors meet in an “executive session” (i.e., without management) at each regularly scheduled Board meeting and at such other times as the Board or one or more committees of the Board may determine. The presiding director of each such executive session is the chair of the committee with authority and expertise pertinent to the subject matters to be discussed or, if the subjects to be addressed do not directly pertain to one of the committees, a presiding director is appointed by the Chairman of the Board on a rotating basis.
      The Board meets before each annual meeting of stockholders, and the directors in attendance at such Board meeting attend the annual meeting of stockholders. All directors then in office attended the 2006 Annual Meeting of Stockholders.
Director Independence
      The Board and its Nominating and Corporate Governance Committee have reviewed the standards of independence for directors established by applicable laws and regulations, including the listing standards of the New York Stock Exchange, and by the Company’s Corporate Governance Guidelines and have reviewed and evaluated the relationships of directors with the Company and its management. Based upon this review and evaluation, the Board has determined that none of the current non-management members of the Board has a relationship with the Company or its management that would interfere with such director’s exercise of independent judgment, and that each non-employee member of the Board is an independent director.
      In making this determination, the Nominating and Corporate Governance Committee and the Board reviewed and evaluated all direct and indirect transactions and relationships between the Company and non- management directors and their affiliates and immediate family members. Under the New York Stock Exchange listing standards and the Corporate Governance Guidelines, an “independent” director is one who has “no direct or indirect material relationship with the Company or its management” and who:

•	has not been employed by the Company or any of its subsidiaries or affiliates, and who has no immediate family member who has been an executive officer of the Company, within the previous three years;

•	has not received, and whose immediate family member has not received, in any 12-month period within the previous three years more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service;

•	as to the Company’s internal or external auditor, is not, and whose immediate family member is not, a partner; is not employed by, and whose immediate family member is not employed by and does not participate in the firm’s audit, assurance, or tax compliance (but not tax planning) practice; has not been, and whose immediate family member has not been, within the last three years, and is not currently, a partner or employee and personally worked on the Company’s audit;

•	is not and has not in the past three years been employed, and whose immediate family member is not and has not in the past three years been employed, as an executive officer of another company where any of the Company’s present executives at the same time serve or served on that company’s compensation committee;

•	is not an employee of, and whose immediate family member is not an executive officer of, another company that has made payments to, or received payments from, the Company for property or services in an amount that exceeds, in any of the last three years, the greater of $1 million or 2% of such other company’s consolidated gross revenues;

•	has no personal services contract with the Company, any subsidiary or affiliate of the Company or any executive officer;

•	does not have any other business relationship with the Company or any of its subsidiaries or affiliates (other than service as a director) that the Company would be required to disclose in proxy statements or in annual reports on Form 10-K filed with the SEC;

•	is not an executive officer of another company that is indebted to the Company or to which the Company is indebted and the total amount of either company’s indebtedness to the other is more than 1% of the total consolidated assets of the company that he or she serves as an executive officer;

•	is not an officer, director, or trustee of a charitable organization to which discretionary charitable contributions to the organization by the Company or an affiliate are more than 1% of that organization’s total annual charitable receipts or $100,000, whichever is less; and

•	is not a director, executive officer, partner, or greater than 10% equity holder of an entity that provides advisory, consulting, or professional services to the Company, any of its affiliates, or any executive officer.

Transactions with Directors, Executive Officers, and Related Persons
      As described above, at least annually the Board reviews and evaluates all current and recent past transactions involving the Company in which non-management directors and their affiliates (including immediate family members and other firms, corporations, or entities with which the director has a relationship) have or had a direct or indirect interest. The Board also reviews any such transactions and relationships in which executive officers of the Company or members of their immediate families have or had an interest. In the most recent such review, the Board considered purchases and sales of products and services in the ordinary course of business to and from companies of which non-employee directors or members of their family are executive officers. Each such transaction was below the thresholds of the categorical standards listed above and determined by the Board not to be a material transaction or relationship. The Board also reviewed the employment by the Company of the son of one of the executive officers and determined that such executive officer does not have a material interest in such employment relationship or transactions that creates a conflict of interest.
      Written Company policies require approval by the Board (in the case of the Chief Executive Officer)or senior management of each transaction in which an employee has a direct or indirect financial or other personal interest, and restrict direct or indirect reporting relationships between immediate family member employees.
Board Committees
      The Board has an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation and Management Development Committee, a Finance Committee, and a Health, Safety, Environmental and Security Committee. All committee members are non-management, independent directors. The written charter of each committee of the Board is available in the “Investors — Corporate Governance” section of the Company’s Internet web site (www.eastman.com).

     Audit Committee. The members of the Audit Committee are Messrs. Wood (Chair), Hernandez, and McLain, and Ms. Hornbaker. After the 2007 Annual Meeting, the Audit Committee will consist of Ms. Hornbaker (Chair) and Messrs. Hernandez, Lance, and McLain. The Audit Committee held nine meetings during 2006. The purpose of the Audit Committee is to assist the Board in fulfilling the Board’s oversight responsibilities relating to:

•	the integrity of the financial statements of the Company and the Company’s system of internal controls;

•	the Company’s management of and compliance with legal and regulatory requirements;

•	the independence and performance of the Company’s internal auditors;

•	the qualifications, independence, and performance of the Company’s independent auditors; and

•	the retention and termination of the Company’s independent auditors, including the approval of fees and other terms of their engagement, and the approval of non-audit relationships with the independent auditors.
      The Board of Directors has determined that each current member of the Audit Committee is “independent” and is an “audit committee financial expert” under applicable provisions of the New York Stock Exchange’s listing standards and of the Securities Exchange Act of 1934.
Audit Committee Report
      The Audit Committee has reviewed and discussed with the Company’s management and PricewaterhouseCoopers LLP, the Company’s independent auditors, the audited financial statements of the Company contained in the Company’s Annual Report to Stockholders for the year ended December 31, 2006. The Audit Committee has also discussed with the Company’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
      The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee has also considered whether the provision of non-audit services to the Company by PricewaterhouseCoopers LLP is compatible with maintaining their independence.
      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC.
Audit Committee
Peter M. Wood (Chair)
Robert M. Hernandez
Renée J. Hornbaker
Thomas H. McLain

      Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Messrs. Demeritt (Chair), Connors, Griffin, Kling, Lance, and Raisbeck. After the 2007 Annual Meeting, the Nominating and Corporate Governance Committee will consist of Messrs. Demeritt (Chair), Connors, Griffin, Kling, Raisbeck, and Wood. The Nominating and Corporate Governance Committee held four meetings during 2006. The purpose of the Nominating and Corporate Governance Committee is to:

•	identify individuals qualified to become Board members;

•	recommend to the Board candidates to fill Board vacancies and newly-created director positions;

•	recommend to the Board whether incumbent directors should be nominated for re-election to the Board upon the expiration of their terms;

•	develop and recommend corporate governance principles;

•	review and make recommendations to the Board regarding director compensation; and

•	recommend committee structures, membership, and chairs.

      Director Nominations. The Nominating and Corporate Governance Committee is responsible for reviewing and selecting potential directors who possess the skills, knowledge, and understanding necessary for the Board to successfully perform its role in corporate governance. The Nominating and Corporate Governance Committee considers not only an individual director’s or possible nominee’s qualities, performance, and professional responsibilities, but also the then-current composition of the Board and the challenges and needs of the Board as a whole at that time. In general, the desired attributes of individual directors, including those of any nominees of stockholders, are as follows:

•	integrity and demonstrated high ethical standards;

•	experience with business administration processes and principles;

•	the ability to express opinions, raise difficult questions, and make informed, independent judgments;

•	knowledge, experience, and skills in at least one specialty area, for example:

•	accounting or finance,

•	corporate management,

•	marketing,

•	manufacturing,

•	technology,

•	information systems,

•	the chemical industry,

•	international business, or

•	legal or governmental expertise;

•	the ability to devote sufficient time to prepare for and attend Board meetings (it is assumed that service on up to three other boards of directors will not impair a director’s service on the Company’s Board; the Nominating and Corporate Governance Committee reviews instances in which a director serves on more than three other for-profit companies’ boards of directors);

•	willingness and ability to work with other members of the Board in an open and constructive manner;

•	the ability to communicate clearly and persuasively; and

•	diversity in gender, ethnic background, geographic origin, or personal and professional experience.

      The Nominating and Corporate Governance Committee will consider persons nominated by stockholders and recommend to the full Board whether or not such nominee should be included with the Board’s nominees for election by stockholders. The Board and the Nominating and Corporate Governance Committee have from time to time engaged the services of director search firms to assist in the identification of qualified potential director nominees.

      Compensation and Management Development Committee. The members of the Compensation and Management Development Committee (the “Compensation Committee”) are Messrs. Griffin (Chair), Connors, Demeritt, Kling, Lance, and Raisbeck. After the 2007 Annual Meeting, the Compensation Committee will consist of Messrs. Connors (Chair), Demeritt, Griffin, Kling, Raisbeck, and Wood. The Compensation Committee held seven meetings during 2006. The purpose of the Compensation Committee is to establish and administer the Company’s policies, programs, and procedures for evaluating, developing, and compensating the Company’s senior management. Among other things, the committee discharges the Board’s responsibilities relating to compensation of the Company’s executive officers, reviews and approves the adoption of cash and equity-based incentive management compensation plans, and oversees the administration of the Company’s benefits plans.
Compensation Committee Report
      The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” which appears later in this proxy statement. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC and in this proxy statement.
Compensation and Management Development Committee
Donald W. Griffin (Chair)
Michael P. Connors
Stephen R. Demeritt
Lewis M. Kling
Howard L. Lance
David W. Raisbeck

      Finance Committee. All of the directors except Mr. Ferguson are members, and Mr. Raisbeck is the Chair, of the Finance Committee. The Finance Committee held five meetings during 2006. The purpose of the Finance Committee is to review with management and, where appropriate, make recommendations to the Board regarding the Company’s financial position and financing activities, including consideration of the Company’s financing plans, corporate transactions (including acquisitions and divestitures), capital expenditures, financial status of the Eastman Retirement Assistance Plan (the Company’s defined benefit pension plan), payment of dividends, and use of financial instruments, commodity purchasing, and other hedging arrangements and strategies to manage exposure to market risks.

      Health, Safety, Environmental and Security Committee. All of the directors except Mr. Ferguson are members, and Mr. Hernandez is the Chair, of the Health, Safety, Environmental and Security Committee. The Health, Safety, Environmental and Security Committee held two meetings during 2006. The purpose of the Health, Safety, Environmental and Security Committee is to review with management and, where appropriate, make recommendations to the Board regarding the Company’s policies and practices concerning health, safety, environmental and security matters.

Director Compensation
      The following table sets forth certain information concerning compensation of the Company’s non-employee directors for 2006. Directors who are also employees of the Company receive no Board or committee fees.
Director Compensation for Year Ended December 31, 2006

					Change in
					Pension Value
	Fees			Non-Equity	and Nonqualified
	Earned			Incentive	Deferred
	or Paid	Stock	Option	Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)	($)(5)	Total ($)

Michael P. Connors	$80,000	$6,134	$17,461	$0	$0	$15,000	$118,595
Stephen R. Demeritt	90,500	4,459	20,398	0	0	15,000	130,357
Donald W. Griffin	89,000	4,459	20,398	0	0	15,000	128,857
Robert M. Hernandez	92,000	4,459	20,398	0	0	15,000	131,857
Renée J. Hornbaker	86,000	6,683	20,398	0	0	15,000	128,081
Lewis M. Kling(6)	20,000	834	0	0	0	3,750	24,584
Howard L. Lance	80,000	4,454	7,601	0	0	15,000	107,055
Thomas H. McLain	86,000	7,802	20,398	0	0	15,000	129,200
David W. Raisbeck	86,000	4,459	20,398	0	0	15,000	125,857
Peter M. Wood	104,000	4,459	20,398	0	0	15,000	143,857

(1)	Includes Board retainer fees and, where applicable, committee chair retainer or Audit Committee member retainer and compensation on a “per diem” basis for significant time spent outside Board or committee meetings for director training, interviewing director candidates, meeting with Company management, meeting with external auditors, or other meetings or activities deemed necessary by the Board or one of its committees. “Per diem” fees were paid in 2006 to Mr. Demeritt ($1,500) and Mr. Wood ($6,000). Cash fees for 2006 were paid according to the following schedule:

Cash Fees	($)

Annual Director Retainer	$80,000
Chair Retainer — Audit Committee	12,000
Chair Retainer — Compensation and Management Development Committee	9,000
Chair Retainer — Nominating and Corporate Governance Committee	9,000
Chair Retainer — Finance Committee	6,000
Chair Retainer — Health, Safety, Environmental and Security Committee	6,000
Annual Retainer — Member of Audit Committee	6,000
“Per Diem” Fee (Per Event)	1,500

Effective January 1, 2007, the annual director retainer is $90,000 and the annual retainers for serving as Chair of the Finance and Health, Safety, Environmental and Security Committees are $9,000.

(2)	Includes an annual award of shares of common stock having a fair market value equal to $5,000 on the date of each annual meeting of stockholders, subject to certain transfer restrictions, and a one-time award of shares of common stock having a fair market value equal to $10,000 on the first date of term of service as a director, subject to certain transfer restrictions, each under the 2002 Director Long-Term Compensation Plan (the “DLTP”). The last award of restricted shares under the DLTP will be immediately following the 2007 Annual Meeting. Amounts reflect the portion of the grant date fair value of outstanding restricted shares recognized as cost in the Company’s financial statements for 2006 measured in accordance with FAS 123R. The restricted shares are not transferable (except by will or laws of descent and distribution) and are subject to forfeiture until the earlier of: (i) the third anniversary of grant (provided the grantee is still a director), (ii) death, disability, or resignation due to term limit or retirement age during the three years after grant, or (iii) departure from the Board at the end of the term of service to which elected. If none of the three alternative vesting events occurs by the third anniversary of the grant date, then the shares are forfeited. During the restricted period, the director has all of the rights of a stockholder (other than the right to transfer the shares) with respect to the restricted shares, including voting and dividend rights. The DLTP contains provisions regarding the treatment of restricted shares in the event of a “change in control” (as defined in the DLTP, generally involving circumstances in which the Company is acquired by another entity or its controlling ownership is changed). In such event all outstanding shares of restricted stock would immediately vest and become transferable, and would be valued and cashed out on the basis of the change in control price as soon as practicable but in no event more than 90 days after the change in control. However, the Nominating and Corporate Governance Committee has the discretion, notwithstanding any particular event constituting a change in control, to determine that the event is of the type that does not warrant the described consequences with respect to restricted shares under the DLTP, in which case such consequences would not occur. The aggregate number of outstanding shares of restricted stock held by individual directors at December 31, 2006 was: Mr. Connors (339), Mr. Demeritt (288), Mr. Griffin (288), Mr. Hernandez (288), Ms. Hornbaker (288), Mr. Kling (183), Mr. Lance (268), Mr. McLain (540), Mr. Raisbeck (288), and Mr. Wood (288). See note 1 to the Summary Compensation Table later in this proxy statement and note 15 to the Company’s consolidated financial statements in the Annual Report to Stockholders for 2006 mailed and delivered electronically with this proxy statement for discussion of the assumptions made in the valuation of stock awards under FAS 123R.

(3)	The portion of the grant date fair value of outstanding options granted during 2006 and in prior years that was recognized as cost in the Company’s financial statements for 2006, measured in accordance with FAS 123R. See note 1 to the Summary Compensation Table later in this proxy statement and note 15 to the Company’s consolidated financial statements in the Annual Report to Stockholders for 2006 mailed and delivered electronically with this proxy statement for discussion of the assumptions made in the valuation of option grants under FAS 123R. Under the DLTP, each director receives a non-qualified stock option to purchase 2,000 shares of common stock immediately following each annual meeting of stockholders, with the last such grant to immediately follow the 2007 Annual Meeting. The options have an exercise price equal to the closing price of the underlying shares of common stock on the grant date. The options vest and become exercisable with respect to one-half of the option shares on the first anniversary of the date of the grant and with respect to the remaining shares on the second anniversary of the date of the grant. Each option has a term of ten years and is nonassignable (except by will or the laws of descent and distribution). If the director ceases to be a director for any reason other than death, disability, or completion of his or her normal term of service, all outstanding unexercised options, whether or not vested, will expire. If an option is exercised by the surrender of previously owned shares of common stock while the director is still a director or within 60 days thereafter, then the director exercising the option will be granted a new “reload” option for the number of shares so surrendered. The reload option will have a term equal to the remaining term of the original option, will have an exercise price equal to the fair market value of the underlying shares as of the date of exercise of the original option, and will otherwise have the same terms and conditions as the original option. Reload options will not, however, have similar replacement rights, and will be exercisable on the earlier of six months from the date of grant or the date of the grantee’s termination as a director. The DLTP contains provisions regarding the treatment of stock options in the event of a “change in control” (as defined in the DLTP, generally involving circumstances in which the Company is acquired by another entity or its controlling ownership is changed). In such event all outstanding options would immediately vest and become exercisable, and would be valued and cashed out on the basis of the change in control price as soon as practicable but in no event more than 90 days after the change in control. However, the Nominating and Corporate Governance Committee has the discretion, notwithstanding any particular event constituting a change in control, to determine that the event is of the type that does not warrant the described consequences with respect to options under the DLTP, in which case such consequences would not occur. The aggregate number of outstanding stock options held by individual directors at December 31, 2006 was: Mr. Connors (4,000), Mr. Demeritt (8,000), Mr. Griffin (14,000), Mr. Hernandez (8,000), Ms. Hornbaker (6,000), Mr. Kling (0), Mr. Lance (2,000), Mr. McLain (6,000), Mr. Raisbeck (12,000), and Mr. Wood (13,000).

(4)	The Company maintains the Directors’ Deferred Compensation Plan (“DDCP”), an unfunded, non-qualified, deferred compensation plan under which non-employee directors of the Company may elect to defer compensation received as a director until such time as they cease to serve as a director. Non-employee directors may make an annual advance irrevocable election to defer compensation for services to be rendered the following year. Compensation that may be deferred includes all cash compensation for service as a director, including retainer and “per diem” fees. In addition, each non-employee director receives an automatic deferral of $15,000 ($45,000 beginning January 1, 2007) into the director’s stock account of the DDCP. Compensation deferred into the DDCP is credited to individual interest accounts and stock accounts. Amounts deferred to the interest account are credited with interest at the prime rate until transfer or distribution, and amounts deferred to the stock account increase or decrease in value depending on the market price of Eastman common stock. When cash dividends are declared on the common stock, each stock account receives a dividend equivalent which is used to “purchase” additional hypothetical shares. For 2006, there were no preferential or above-market earnings on amounts in individual stock accounts (appreciation in value and dividend equivalents earned at a rate higher than appreciation in value and dividends on common stock) or on individual interest accounts (interest on amounts deferred at a rate exceeding 120% of the federal long-term rate). Eastman does not offer a pension plan for directors.

(5)	Annual retainer of $15,000 deferred into the stock account of the DDCP. Perquisites and personal benefits provided to Eastman non-employee directors (company-provided personal liability insurance and company-provided insurance for non-employee director travel) are not reported for 2006 since the total amount per individual is less than $10,000.

(6)	Mr. Kling was elected to the Board of Directors on October 4, 2006.

ITEM 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
      The Audit Committee of the Board of Directors has retained PricewaterhouseCoopers LLP to serve as independent auditors for the year ended December 31, 2007.
      PricewaterhouseCoopers LLP also served as the Company’s independent auditors for the years ended December 31, 2006 and 2005, and has billed the Company the following amounts for fees and related expenses for professional services rendered during 2006 and 2005:

      Audit Fees: $6.7 million, in the aggregate, for the year ended December 31, 2006 and $6.5 million, in the aggregate, for the year ended December 31, 2005 for professional services rendered for the audits of the consolidated financial statements of the Company (including the audit of internal controls over financial reporting), statutory and subsidiary audits, issuance of comfort letters, and assistance with review of documents filed with the SEC.

      Audit-Related Fees: $105,000, in the aggregate, for the year ended December 31, 2006 and $700,000, in the aggregate, for the year ended December 31, 2005 for assurance and related services, including employee benefit plan audits, other audit procedures, and consultations concerning financial accounting and reporting standards. Also included as part of the “Audit-Related Fees” was approximately $500,000 for 2005 for services rendered in connection with carve out financial statement audits associated with divested assets, businesses, and product lines. (Under the terms of the sale of such assets, businesses, and product lines, the Company was reimbursed by the purchaser for such fee payments.) In addition, various employee benefit plans were billed for fees and related expenses of $235,000 for 2006 and $204,000 for 2005 for audits of their plan financial statements by PricewaterhouseCoopers LLP.

      Tax Fees: $1.3 million, in the aggregate, for the year ended December 31, 2006 and $1.3 million, in the aggregate, for the year ended December 31, 2005 for services related to tax compliance, including expatriate tax services and preparation of tax returns and claims for refunds, tax planning and tax advice, assistance with respect to tax audits, and requests for rulings for technical advice from tax authorities.

      All Other Fees: $17,600, in the aggregate, for the year ended December 31, 2006 and $34,600, in the aggregate, for the year ended December 31, 2005 for all services other than those covered above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.” “All Other Fees” for 2006 were for services related to technology access and conference fees. “All Other Fees” for 2005 were for services rendered related to technology access and conference fees, and advisory services related to divested assets, businesses, and product lines.
      All auditing and non-audit services provided to the Company by the independent auditors are pre-approved by the Audit Committee or in certain instances by the Chair of the Audit Committee pursuant to delegated authority. At the beginning of each year, the Audit Committee reviews and approves all known audit and non-audit services and fees to be provided by and paid to the independent auditors. During the year, specific audit and non-audit services or fees not previously approved by the Audit Committee are approved in advance by the Audit Committee or by the Chair of the Audit Committee pursuant to delegated authority. In addition, during the year the Chief Financial Officer and the Audit Committee monitor actual fees to the independent auditors for audit and non-audit services.
      The stockholders are being asked to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP. If the stockholders fail to ratify this appointment, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
      A representative of PricewaterhouseCoopers LLP is expected to attend the meeting and will have the opportunity to make a statement on behalf of the firm if he desires to do so. The representative is also expected to be available to respond to appropriate questions from stockholders.
      The Board of Directors recommends that you vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.

ITEM 3 — APPROVAL OF THE 2007 OMNIBUS LONG-TERM
COMPENSATION PLAN
      On February 20, 2007, the Board adopted, subject to stockholder approval at the meeting, the Eastman Chemical Company 2007 Omnibus Long-Term Compensation Plan (the “2007 Omnibus Plan”). The 2007 Omnibus Plan will become effective as of the date it is approved by the stockholders.
      We currently maintain the 1994 Omnibus Long-Term Compensation Plan, 1997 Omnibus Long-Term Compensation Plan, 2002 Omnibus Long-Term Compensation Plan, 1996 Non-Employee Director Stock Option Plan, 1994 Director Long-Term Compensation Plan, 1999 Director Long-Term Compensation Plan and 2002 Director Long-Term Compensation Plan, which we refer to as the “Prior Plans.” As of December 31, 2006, there were approximately 1,244,900 shares of our common stock reserved and available for future awards under the Prior Plans. If the stockholders approve the 2007 Omnibus Plan, all future equity grants to our employees, officers, and directors will be made from the 2007 Omnibus Plan, and we will not grant any additional awards under the Prior Plans.
      As of December 31, 2006, all of our approximately 11,000 employees, officers, and directors were eligible to participate in the 2007 Omnibus Plan.
      A summary of the 2007 Omnibus Plan is set forth below. This summary is qualified in its entirety by the full text of the 2007 Omnibus Plan, which is attached to this proxy statement as Appendix A.
Summary of the 2007 Omnibus Plan
      Purpose. The purpose of the 2007 Omnibus Plan is to promote the Company’s success by linking the personal interests of our employees, officers, and directors to those of our stockholders, and by providing participants with an incentive for outstanding performance.
      Permissible Awards. The 2007 Omnibus Plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of our common stock, which may be nonstatutory stock options or incentive stock options under the Internal Revenue Code;

•	stock appreciation rights (“SARs”), which give the holder the right to receive the difference between the fair market value per share of our common stock on the date of exercise over the grant price;

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture;

•	restricted or deferred stock units, which represent the right to receive shares of our common stock (or an equivalent value in cash or other property, as specified in the award notice) in the future, based upon the attainment of stated vesting or performance criteria in the case of restricted stock units;

•	performance awards, which are payable in stock upon the attainment of specified performance goals;

•	dividend equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying such full-value award; and

•	other stock-based awards, including unrestricted stock grants.
      Shares Available for Awards. Subject to adjustment as provided in the 2007 Omnibus Plan, the aggregate number of shares of our common stock reserved and available for issuance pursuant to awards granted under the 2007 Omnibus Plan is 4,100,000, which will consist of a number of shares not previously authorized for issuance under any plan.

      Limitations on Individual Awards. The maximum aggregate number of shares of our common stock subject to stock-based awards granted under the 2007 Omnibus Plan in any 12-month period to any one participant is as follows:

Type of Award	Shares

Options	400,000
Stock Appreciation Rights	400,000
Restricted Stock or Stock Units	250,000
Performance Awards	250,000
Other Stock-Based Awards	250,000
      Administration. Except with respect to non-employee directors, the 2007 Omnibus Plan will be administered by the Compensation and Management Development Committee of the Board. The Compensation Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms, and conditions thereof; establish, adopt, or revise any rules and regulations as it may deem advisable to administer the 2007 Omnibus Plan; and make all other decisions and determinations that may be required under the 2007 Omnibus Plan. For awards to non-employee directors, the Nominating and Corporate Governance Committee will administer the 2007 Omnibus Plan. The full Board may at any time administer the 2007 Omnibus Plan. If it does so, it will have all the powers of the Compensation and the Nominating and Corporate Governance Committees under the 2007 Omnibus Plan.
      Grants to Non-Employee Directors. The 2007 Omnibus Plan provides for the grant of awards to our non-employee directors according to the parameters of a separate plan, program, or policy for the compensation on non-employee directors as in effect from time to time. Any shares issued pursuant to such separate plan would come from the 2007 Omnibus Plan. The Nominating and Corporate Governance Committee is not authorized to make other discretionary grants to non-employee directors under the 2007 Omnibus Plan.
      Minimum Vesting Requirements. Except in the case of substitute awards or awards granted as an inducement to join the Company as a new employee to replace forfeited awards from a former employer, any “full-value” award (generally defined as an award, other than an option or stock appreciation right, that is valued on the basis of our common stock) granted under the 2007 Omnibus Plan to an employee or officer will either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, the Compensation Committee may permit acceleration of vesting of such awards in the event of the participant’s death, disability, or retirement, or upon the occurrence of a change in control. The minimum vesting restrictions will not apply with respect to a maximum of 5% of the authorized shares.
      Performance Goals. All options and SARs granted under the 2007 Omnibus Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Internal Revenue Code Section 162(m). The Compensation Committee may designate any other award granted under the 2007 Omnibus Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, departments or function within the Company or an affiliate:

•	Net earnings or net income (before or after taxes);

•	Earnings per share;

•	Net sales or revenue growth;

•	Net operating profit;

•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

•	Earnings before or after taxes, interest, depreciation, and/or amortization;

•	Gross or operating margins;

•	Productivity ratios;

•	Share price (including, but not limited to, growth measures and total stockholder return);

•	Expense targets;

•	Margins;

•	Operating efficiency;

•	Market share;

•	Customer satisfaction;

•	Working capital targets;

•	Economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); and

•	Operating earnings.
      The Compensation Committee must establish such goals within 90 days after the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Compensation Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. The Compensation Committee may provide, at the time the performance goals are established, that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to stockholders for the applicable year or in the quarterly report on Form 10-Q for the applicable quarter; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses.
      Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution; provided, however, that the Compensation Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards.
      Treatment of Awards upon a Participant’s Termination of Service. Unless otherwise provided in an award notice, upon the termination of a participant’s service for a reason other than death, disability, retirement, or any other approved reason, all unexercised, unearned, and/or unpaid awards, including without limitation, awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest accrued on the foregoing will be canceled or forfeited, as the case may be. Subject to limitations applicable to certain qualified performance-based awards, the Compensation Committee has the authority to promulgate rules and regulations to (i) determine what events constitute retirement or termination for an approved reason for purposes of the 2007 Omnibus Plan, and (ii) determine the treatment of a participant under the 2007

Omnibus Plan in the event of such participant’s death, disability, retirement, or termination for an approved reason.
      Treatment of Awards upon a Change in Ownership. Unless otherwise provided by the Compensation Committee, upon a change in ownership (as defined):

•	all of the conditions, restrictions, and limitations in effect on any unexercised, unearned, unpaid and/or deferred awards, or any other outstanding award, will lapse and such awards will become immediately vested as of the effective date of the change in ownership;

•	all unpaid dividends and dividend equivalents and all interest accrued thereon, if any, will be treated and paid in the identical manner and time as the award with respect to which such dividends or dividend equivalents have been credited; and

•	the payout opportunities attainable under all outstanding performance awards will vest based on target or actual performance (depending on the time during the performance period in which the change in ownership occurs) and the awards will pay out on a pro rata basis, based on the time elapsed prior to the change in control.
      Treatment of Awards upon a Change in Control. Unless otherwise provided by the Compensation Committee, upon a participant’s termination of employment within two years after the effective date of a change in control other than termination due to (i) death, (ii) disability, (iii) cause, (iv) resignation other than (A) resignation from a declined reassignment to a job that is not reasonably equivalent in responsibility or compensation, or that is not in the same geographic area, or (B) resignation within thirty (30) days following a reduction in base pay, or (v) retirement entitling the participant to benefits under his or her employer’s retirement plan, then:

•	all of the conditions, restrictions, and limitations in effect on any unexercised, unearned, unpaid and/or deferred awards, or any other outstanding award, will lapse and such awards will become immediately vested as of the effective date of the change in ownership;

•	all unpaid dividends and dividend equivalents and all interest accrued thereon, if any, will be treated and paid in the identical manner and time as the award with respect to which such dividends or dividend equivalents have been credited; and

•	the payout opportunities attainable under all outstanding performance awards will vest based on target or actual performance (depending on the time during the performance period in which the change in ownership occurs) and the awards will pay out on a pro rata basis, based on the time elapsed prior to the change in control.
      Forfeiture Events. The Compensation Committee may specify in an award notice that the participants’ rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, including, but not limited to, termination of employment for cause, violation of Company policies, breach of applicable non-competition, confidentiality or other restrictive covenants, or other conduct by the participant that is detrimental to the business or reputation of the Company.
      If we are required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if a participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, such participant will reimburse the Company the amount of any payment in settlement of an award earned or accrued during the 12-month period following the first public issuance or filing with the SEC (whichever just occurred) of the financial document embodying such financial reporting requirement.
      Adjustments. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2007 Omnibus Plan will be adjusted proportionately, and the Compensation Committee must make such adjustments to the 2007 Omnibus Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock-split, a stock dividend, or a combination or consolidation of the outstanding common stock into a lesser number of shares, the authorization limits under the 2007 Omnibus Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.
      Termination and Amendment. The Board may, at any time and from time to time, terminate or amend the 2007 Omnibus Plan, but if an amendment would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. In addition, the Board may condition any amendment on the approval of stockholders for any other reason. No termination or amendment of the 2007 Omnibus Plan may, without the written consent of the participant, reduce or diminish the value of an award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination.
      The Board or the Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.
      Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the Company’s stockholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underling stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s stockholders.
Certain Federal Tax Effects
      Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to us upon the grant of a nonstatutory stock option under the 2007 Omnibus Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.
      Incentive Stock Options. There will be no federal income tax consequences to the optionee or to us upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option will not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.
      Stock Appreciation Rights. A participant receiving a SAR under the 2007 Omnibus Plan will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the fair market value of any shares of common stock received will be ordinary income to the participant and we will be allowed a corresponding federal income tax deduction at that time.

      Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Internal Revenue Code Section 162(m). If the participant files an election under Internal Revenue Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election.
      Restricted or Deferred Stock Units. A participant will not recognize income, and we will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of common stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date (less any amount he or she paid for the stock or property), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m).
      Performance Awards. A participant generally will not recognize income, and we will not be allowed a tax deduction, at the time performance awards are granted. Upon receipt of shares of stock or other property in settlement of a performance award, the fair market value of the stock or other property will be ordinary income to the participant, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m).
      Internal Revenue Code Section 409A. The 2007 Omnibus Plan permits the grant of various types of incentive awards, which may or may not be exempt from Internal Revenue Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and SARs that comply with the terms of the 2007 Omnibus Plan, are designed to be exempt from the application of Section 409A. Restricted and deferred stock units granted under the 2007 Omnibus Plan would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.
Benefits to Named Executive Officers and Others
      No awards may be granted under the 2007 Omnibus Plan until it becomes effective upon approval by stockholders. Awards will be made to employees at the discretion of the Compensation Committee or pursuant to delegated authority or to non-employee directors under the terms of a separate plan, program, or policy approved by the Board under the 2007 Omnibus Plan. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the 2007 Omnibus Plan in the future.

Equity Compensation Plan Information
      The following table gives information about our common stock that may be issued under all of our equity compensation plans as of December 31, 2006.

			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued upon	Weighted-Average	Future Issuance under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding
	Warrants and Rights	Warrants and Rights	Securities Reflected in
Plan Category	(a)	(b)	Column (a)) (c)

Equity compensation plans approved by security holders	5,866,900	$52.00	1,244,900
Equity compensation plans not approved by security holders	0	—	0

Total	5,866,900	$52.00	1,244,900

      Since December 31, 2006, options to purchase 66,200 shares and 25,750 restricted shares were awarded, and 109,684 shares were paid out under performance shares previously awarded for the 2004-2006 performance period above the “target” levels, from the shares in column “(c)” of the table above. No additional shares will be awarded under the Prior Plans other than those that may be issued upon exercise of already outstanding options indicated in column “(a)” of the table above and the restricted shares and options to be awarded to non-employee directors immediately following the 2007 Annual Meeting under the 2002 Director Long-Term Compensation Plan (described under “Director Compensation” earlier in this proxy statement).
The Board of Directors recommends that you vote “FOR” approval of the 2007 Omnibus Long-Term Compensation Plan.
ITEM 4 — PROPOSAL TO ESTABLISH POLICY LIMITING BENEFITS UNDER SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS
      Stockholder United Brotherhood of Carpenters Pension Fund, holder of 1,300 shares of Eastman common stock, has given notice that it intends to submit the following proposal and supporting statement:

Be It Resolved: That the shareholders of the Eastman Chemical Company (“Company”) hereby urge that the Board of Director’s executive compensation committee establish a policy limiting the benefits provided under the Company’s supplemental executive retirement plan (“SERP Policy”). The SERP Policy should provide for the following: (1) a limitation of covered compensation to a senior executive’s annual salary, and (2) the exclusion of all incentive or bonus pay from inclusion in the plan’s definition of covered compensation used to establish benefits. The SERP Policy should be implemented in a manner so as not to interfere with existing contractual rights of any supplemental plan participant.

Supporting Statement: We believe that one of the most troubling aspects of the sharp rise in executive compensation is the excessive pension benefits provided to senior corporate executives through the use of supplemental executive retirement plans (“SERPs”). Our Company maintains two SERPs, which provide the Company’s chief executive officer (“CEO”) and other senior executives retirement benefits far greater than those permitted under the Company’s tax-qualified pension plan. Our proposal seeks to limit excessive pension benefits by limiting the type of compensation used to calculate pension benefits under the SERP plans.

At present, U.S. tax law maintains a $220,000 limit on the level of compensation used to determine a participant’s retirement benefit under a tax-qualified pension plan. Our Company has established a SERP as a complement to its tax-qualified plan in order to provide senior executives increased retirement benefits. This is accomplished by raising the level of compensation used in the pension formula to calculate retirement benefits. The SERP establishes a higher compensation level on which to calculate senior executives’ pension benefits by including the executive’s full salary and annual bonus in the compensation figure. The Company’s 2006 proxy statement indicates that the combined salary and bonus figure was $3,451,538 for the CEO, approximately 15 times the $220,000 compensation limit in the Company’s tax-qualified pension plan.

Our position is that the inclusion of an executive’s annual bonus along with his or her full salary in the pension calculation is overly generous and unjustifiable. The only type of compensation used in the SERPs for establishing the level of additional pension benefits should be an executive’s annual salary. No variable incentive pay should be included in a senior executive’s pension calculation under the SERPs. The inclusion of annual bonus or incentive payments in determining increased pension benefits can dramatically increase the pension benefit afforded senior executives and has the additional undesirable effect of converting one-time incentive compensation into guaranteed lifetime pension income.

The proposal’s limitation on the type of compensation that can be considered in determining senior executives’ retirement benefits to only the executive’s salary is a necessary and reasonable restriction on the excessiveness of supplemental retirement benefits. We urge your support for this important executive compensation reform.

Response of the Company

As described elsewhere in this proxy statement, the Compensation and Management Development Committee of the Board, comprised entirely of directors meeting the independence requirements of the New York Stock Exchange, oversees our executive compensation program and reviews and approves all compensation arrangements with our senior executive officers. The executive compensation program which is reviewed and approved by the Compensation Committee includes retirement benefits provided by the supplemental plans described in the “Executive Compensation” section of this proxy statement. The philosophy underlying our executive compensation program, including pension plans, is to attract and retain highly-qualified executives, provide incentives for the attainment of our strategic business objectives, and reward superior performance. The supplemental pension plans do not provide any additional or different types of retirement benefits to executives than are available to all other employees, but rather restore benefits that cannot be paid under the tax-qualified plan because of Internal Revenue Code restrictions.

The Compensation Committee regularly reviews the level and types of compensation and benefits for executive officers, including the structure and amount of executives’ pension benefits, and has determined that the benefits package currently offered to executive officers represents compensation that is appropriate to the Company’s circumstances and in line with industry practices. In order to properly and effectively motivate senior management, the Committee has structured the Company’s executive compensation so that a significant portion of such compensation is variable and dependent upon both Company and individual performance. It is expected that both base salary and variable compensation will be earned and paid each year, unless performance targets for the variable compensation are not met. The Company’s retirement plans are designed and are intended to operate on the concept of “average participating compensation”, including variable compensation. Exclusion of variable compensation would be contrary to the fundamental design and intended operation of the retirement plans. The Compensation Committee believes that an executive’s retirement benefits, which are a significant portion of compensation packages in our industry, should likewise reflect the executive’s prior contributions and Company performance, and that the supplemental plans properly take into account performance-based compensation when calculating retirement benefits.

In addition, including performance-based compensation of executives when calculating their retirement benefits is consistent with the treatment given to compensation and benefit-eligibility for non-executive employees. Pension benefits for non-executive employees, both exempt and non-exempt employees, include performance-based bonus payments. In the current environment, the Compensation Committee believes that the comparable treatment of compensation for both executive and non-executive employees helps to align the interests of the two groups and is an important component of the propriety of the operation of the Company’s pension benefits program.
      The Board of Directors recommends that you vote “AGAINST” adoption of this proposal.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
Common Stock
      The table below sets forth certain information regarding the beneficial ownership of Eastman common stock as of December 31, 2006 by each director, by each executive officer named in the Summary Compensation Table (under “Executive Compensation — Compensation Tables”), and by the directors, the named executive officers, and the other executive officers as a group.

	Number of Shares of
	Common Stock Beneficially
Name	Owned(1)(2)

J. Brian Ferguson	593,928	(3)
Theresa K. Lee	64,697	(4)
Richard A. Lorraine	153,131	(5)
Gregory O. Nelson	49,758	(6)
James P. Rogers	160,165	(7)
Michael P. Connors	1,339	(8)
Stephen R. Demeritt	6,747	(9)
Donald W. Griffin	13,887	(10)
Robert M. Hernandez	18,678	(11)
Renée J. Hornbaker	5,600	(12)
Lewis M. Kling	183	(13)
Howard L. Lance	1,268	(14)
Thomas H. McLain	3,612	(15)
David W. Raisbeck	9,882	(16)
Peter M. Wood	12,852	(17)
Directors, named executive officers, and other executive officers as a group (19 persons)	1,294,335	(18)

(1)	Information relating to beneficial ownership is based upon information furnished by each person using “beneficial ownership” concepts set forth in rules of the SEC. Under those rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of, or to direct the disposition of, such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by exercise of options) within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as indicated in other notes to this table, directors and executive officers possessed sole voting and investment power with respect to all shares of common stock referred to in the table.
(2)	The total number of shares of common stock beneficially owned by the directors, the named executive officers, and the other executive officers as a group represents approximately 1.53% of the shares of common stock outstanding as of December 31, 2006. The percentage beneficially owned by any individual director or executive officer does not exceed one percent of the outstanding shares of common stock. Shares not outstanding which are subject to options exercisable within 60 days by persons in the group or a named individual are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of common stock owned by the group or such individual.
(3)	Includes 465,494 shares that may be acquired upon exercise of options, 578 shares allocated to Mr. Ferguson’s Employee Stock Ownership Plan (“ESOP”) account, and 9,340 restricted shares that generally vest in October 2007 but as to which Mr. Ferguson currently has voting power.
(4)	Includes 47,388 shares that may be acquired upon exercise of options and 737 shares allocated to Ms. Lee’s ESOP account.
(5)	Includes 25,332 shares that may be acquired upon exercise of options and 400 shares allocated to Mr. Lorraine’s ESOP account. Also includes 106,771 shares owned by the Eastman Chemical Company

Foundation, Inc., of which shares Mr. Lorraine may also be deemed a beneficial owner by virtue of his shared voting and investment power as a director of the Foundation.
(6)	Includes 35,004 shares that may be acquired upon exercise of options and 573 shares allocated to Dr. Nelson’s ESOP account.
(7)	Includes 113,564 shares that may be acquired upon exercise of options, 1,027 shares allocated to Mr. Rogers’ ESOP account, and 25,000 shares pledged as security in a margin brokerage account.
(8)	Consists of 1,000 shares that may be acquired upon exercise of options, 165 restricted shares that generally vest in March 2008, but as to which Mr. Connors currently has voting power, 85 restricted shares that generally vest in May 2008, but as to which he currently has voting power, and 89 restricted shares that generally vest in May 2009, but as to which he currently has voting power.
(9)	Includes 5,000 shares that may be acquired upon exercise of options, 114 restricted shares that generally vest in May 2007, but as to which Mr. Demeritt currently has voting power, 85 restricted shares that generally vest in May 2008, but as to which he currently has voting power, and 89 restricted shares that generally vest in May 2009, but as to which he currently has voting power.

(10)	Includes 11,000 shares that may be acquired upon exercise of options, 114 restricted shares that generally vest in May 2007, but as to which Mr. Griffin currently has voting power, 85 restricted shares that generally vest in May 2008, but as to which he currently has voting power, 89 restricted shares that generally vest in May 2009, but as to which he currently has voting power, and 2,000 shares pledged as security in a margin brokerage account.
(11)	Includes 5,000 shares that may be acquired upon exercise of options, 114 restricted shares that generally vest in May 2007, but as to which Mr. Hernandez currently has voting power, 85 restricted shares that generally vest in May 2008, but as to which he currently has voting power, and 89 restricted shares that generally vest in May 2009, but as to which he currently has voting power.
(12)	Includes 3,000 shares that may be acquired upon exercise of options, 114 restricted shares that generally vest in May 2007, but as to which Ms. Hornbaker currently has voting power, 85 restricted shares that generally vest in May 2008, but as to which she currently has voting power, and 89 restricted shares that generally vest in May 2009, but as to which she currently has voting power.
(13)	Consists of restricted shares that generally vest in October 2009, but as to which Mr. Kling currently has voting power.
(14)	Includes 179 restricted shares that generally vest in December 2008, but as to which Mr. Lance currently has voting power, and 89 restricted shares that generally vest in May 2009, but as to which he currently has voting power.
(15)	Includes 3,000 shares that maybe acquired upon exercise of options, 252 restricted shares that generally vest in February 2007, but as to which Mr. McLain currently has voting power, 114 restricted shares that generally vest in May 2007, but as to which he currently has voting power, 85 restricted shares that generally vest in May 2008, but as to which he currently has voting power, and 89 restricted shares that generally vest in May 2009, but as to which he currently has voting power. Also includes 52 shares held by Mr. McLain’s spouse, as to which shares Mr. McLain disclaims beneficial ownership.
(16)	Includes 9,000 shares that may be acquired upon exercise of options, 114 restricted shares that generally vest in May 2007, but as to which Mr. Raisbeck currently has voting power, 85 restricted shares that generally vest in May 2008, but as to which he currently has voting power, and 89 restricted shares that generally vest in May 2009, but as to which he currently has voting power.
(17)	Includes 10,000 shares that may be acquired upon exercise of options, 114 restricted shares that generally vest in May 2007, but as to which Mr. Wood currently has voting power, 85 restricted shares that generally vest in May 2008, but as to which he currently has voting power, 89 restricted shares that generally vest in May 2009, but as to which he currently has voting power, and 287 shares pledged as security in a margin brokerage account. Also includes 1,000 shares held by Mr. Wood’s spouse, as to which shares Mr. Wood disclaims beneficial ownership.
(18)	Includes a total of 780,544 shares that may be acquired upon exercise of options and 5,078 shares allocated to executive officers’ ESOP accounts. Also includes 106,771 shares owned by the Eastman Chemical Company Foundation, Inc., of which shares Mr. Lorraine and one other executive officer not named above may each be deemed a beneficial owner by virtue of their shared voting and investment power as directors of the Foundation.

Common Stock and Common Stock Units
      As described elsewhere in this proxy statement, in addition to shares of Eastman common stock beneficially owned, certain executive officers and directors have units of common stock credited to their individual stock accounts in the Eastman Executive Deferred Compensation Plan (the “EDCP”) and in the Directors’ Deferred Compensation Plan (the “DDCP”), respectively.
      Eastman has stock ownership guidelines for its directors and executive officers. These guidelines require such persons to acquire and maintain a stake in the Company valued at five times annual base pay for the Chief Executive Officer, two and one-half times annual base pay for the other executive officers named in the Summary Compensation Table, and four times the annual cash retainer fee for non-employee directors. Common stock units are counted with certain shares of common stock beneficially owned (excluding certain shares that may be deemed beneficially owned under SEC rules, such as shares underlying options and shares over which the individual shares voting and investment power but in which the individual has no pecuniary interest) for purposes of the Company’s stock ownership guidelines. Common stock units represent hypothetical “investments” in Eastman common stock. The value of one common stock unit is equal to the market value of one share of Eastman common stock. Although the DDCP and EDCP allow common stock units to be paid out only in the form of cash, and not in shares of common stock, common stock units create essentially the same stake in the market performance of the Company’s common stock as do actual shares of common stock. The table below shows, for each director and each executive officer named in the Summary Compensation Table, and for the directors, the named executive officers, and the other executive officers as a group, the aggregate of the number of shares of common stock beneficially owned by such person and group, as set forth in the preceding table, and the number of common stock units credited to the stock accounts of such person and group as of December 31, 2006. The table below is included to provide a better indication of the stake of the named individuals, and of the group, with respect to Eastman common stock.

Number of Shares of
Common Stock and
Common Stock Units
Name	Beneficially Owned

J. Brian Ferguson	593,928
Theresa K. Lee	67,325
Richard A. Lorraine	153,131 (1)
Gregory O. Nelson	49,758
James P. Rogers	162,790
Michael P. Connors	3,432
Stephen R. Demeritt	10,725
Donald W. Griffin	14,482
Robert M. Hernandez	19,273
Renée J. Hornbaker	8,830
Lewis M. Kling	247
Howard L. Lance	1,584
Thomas H. McLain	4,207
David W. Raisbeck	17,775
Peter M. Wood	13,447
Directors, named executive officers, and other executive officers as a group (19 persons)	1,321,225 (1)

(1)	Includes 106,771 shares owned by the Eastman Chemical Company Foundation, Inc., over which shares Mr. Lorraine and one other executive officer not named share voting and investment power as directors of the Foundation but in which shares such executive officers have no pecuniary interest.

PRINCIPAL STOCKHOLDERS
      The following table sets forth information about persons we know to be the beneficial owners of more than five percent of Eastman common stock as of December 31, 2006.

	Number of Shares of		Percent
	Common Stock		of
Name and Address of Beneficial Owner	Beneficially Owned		Class(1)

Barclays Global Investors, NA	9,346,431	(2)	11.11%
45 Fremont Street
San Francisco, California 94105

Hotchkis & Wiley Capital Management, LLC	11,806,300	(3)	14.04%
725 South Figueroa Street
Los Angeles, California 90017

Lord, Abbett & Co. LLC	5,805,599	(4)	6.90%
90 Hudson Street
Jersey City, New Jersey 07302

(1)	Based upon the number of shares of common stock outstanding and entitled to be voted at the meeting as of the record date.
(2)	As of December 31, 2006, based on a Schedule 13G filed with the SEC by Barclays Global Investors, NA, a bank, and certain affiliated bank, broker-dealer, and investment adviser entities. According to the Schedule 13G, Barclays Global Investors and such affiliated entities together have sole investment power with respect to all of such shares and sole voting power with respect to 8,511,920 of such shares.
(3)	As of December 31, 2006, based on a Schedule 13G filed with the SEC by Hotchkis & Wiley Capital Management, LLC, an investment adviser. According to the Schedule 13G, Hotchkis & Wiley has sole investment power with respect to all of such shares and sole voting power with respect to 10,465,000 of such shares.
(4)	As of December 31, 2006, based on a Schedule 13G filed with the SEC by Lord, Abbett & Co. LLC, an investment adviser. According to the Schedule 13G, Lord, Abbett has sole investment power with respect to all of such shares and sole voting power with respect to 5,602,099 of such shares.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
      This section of the proxy statement is intended to provide context for the executive compensation information detailed in the tables and narrative in the remaining sections under “Executive Compensation”. What follows is a summary of our compensation objectives for executive officers, the relationship of corporate performance to their compensation, and the bases for the compensation of our executive officers. The Compensation and Management Development Committee of the Board of Directors (our “Compensation Committee”) establishes and administers the policies, programs, and procedures for evaluating, developing, and compensating our senior management.
Management Compensation Philosophy and Program
      With our management compensation program, we seek to attract and retain highly-qualified executives, provide incentives for the attainment of the Company’s strategic business objectives, and reward superior performance. Our management compensation program has three primary components:

Base pay	Provides an annual salary at a level consistent with the individual’s position and contributions.

Variable pay	Makes a portion of each manager’s annual income dependent upon the success of the Company, organizational performance, and attainment of individual objectives.

Stock-based incentive pay	Encourages an ownership mindset by aligning the interests of senior managers and other stockholders.
      Our compensation philosophy is to focus on the total compensation package of each employee, stress the importance of pay for performance, and maintain flexibility to meet changing employee, business, and market conditions. In selecting the major components of pay, the Compensation Committee considers how each component of pay provides appropriate incentives to meet short-term and long-term corporate and individual objectives. The Committee considers the appropriate amount of annual pay, including the mix of base and variable pay, and the short-term and long-term mix of incentive pay. In designing the specific elements of the management compensation program, the Company balances risk and reward by providing rigorous performance hurdles necessary to achieve incentive targets that align with business strategy and stockholder interests.
      The Company’s variable pay program aligns management financial interests with the Company’s short-term business objectives. Individual variable pay opportunities for management employees correlate to the Company’s annual financial results compared to targeted results. Multi-year time horizons for stock-based incentive pay are designed to create incentives to meet strategic long-term objectives which are aligned with creation of value for the Company’s stockholders. The variable pay program is also designed to take into account the incentive value and level of influence on Company results by participants in the program. Stock-based incentive compensation is generally awarded to upper levels of management with the most influence over the strategic, long-term direction of the Company. All levels of management participate in the short-term variable cash incentive pay program in order to retain a focus on execution of the Company’s short-term strategic and tactical goals. The balance of short-term and long-term components as devices to drive individual behaviors is carefully considered in the design and utilization of the management compensation program.
      In order to provide a complete compensation package to our executives, the Company’s executive officers participate in benefits plans generally available to all other employees. We have also entered into change in control severance agreements with certain executive officers and provide a modest program of executive perquisites and personal benefits as further described in this proxy statement. As previously disclosed, the Compensation Committee in November 2005 approved new change in control severance agreements which, based upon recommendations from its compensation consultant, reduced the compensation and benefits to executives under such agreements.

Review of 2006 Executive Compensation
      The Compensation Committee reviewed overall compensation of the Chief Executive Officer and other executive officers and determined each component of executive compensation for 2006 as discussed below. The Compensation Committee also reviewed the value of each individual type of compensation and benefits for each of the executive officers, including short-term and long-term cash and stock-based compensation, perquisites and personal benefits, deferred accounts, and retirement plans and determined that the amounts, individually and in the aggregate, were appropriate and in line with internal and external market comparisons. The Compensation Committee also considered the estimated value of outstanding unvested, unexercised, and unrealized stock-based awards in its review of the types and values of each executive officer’s compensation. In determining each executive officer’s compensation, the Committee considered individual performance, pay relative to that for similar positions in other companies, the mix of short- and long-term compensation, and total compensation relative to other executive officers and other employees. In its determination of the amounts and forms of compensation for executive officers, the Compensation Committee considers background information and recommendations from the Company’s management compensation organization and from its external compensation consultant and, in its determination of compensation of the executive officers reporting to the Chief Executive Officer, the Committee also considers the recommendations of the Chief Executive Officer.
      In connection with its review of external market data, the Compensation Committee has directly engaged Hewitt Associates, LLP as its external compensation consultant. Under the terms of Hewitt’s engagement by the Compensation Committee, Hewitt reports to and receives its direction from the Committee and a representative of Hewitt attends each meeting of the Committee as its independent advisor. Hewitt Associates provides the Compensation Committee with third-party survey information used in setting short- and long-term compensation levels, perspective in emerging trends in compensation issues, and expertise in incentive compensation structure, terms, and design. The Company’s management also uses the services of several outside firms, including Hewitt, for compensation analysis, third-party surveys, and executive pay research and analysis. Management’s use of the Committee’s consultant is limited to advice on emerging trends and competitive compensation practices.
      In June 2006, the Company hired Mark J. Costa as its new Senior Vice President, Corporate Strategy and Marketing. In determining Mr. Costa’s compensation, the Compensation Committee established the components of his compensation and benefits. In addition to compensation components available to other executive officers, Mr. Costa received a signing bonus, certain termination arrangements in his employment agreement that are in addition to those of our standard change in control severance agreements, and certain additional perquisites and personal benefits. As inducement for his employment with the Company and as a special retention incentive, upon his date of hire in 2006, Mr. Costa was awarded an option to purchase 65,000 shares of common stock plus 30,000 restricted shares of common stock. The option will vest and become exercisable in one-third increments on each of the first three anniversaries of the grant date, and the transfer restrictions on the restricted stock lapse on the third anniversary of the date of the award. The option and shares of restricted stock are subject to forfeiture in the event of termination for an unapproved reason. The Committee considered information provided by its compensation consultant and Mr. Costa’s former compensation arrangements, and approved the compensation package as part of an employment agreement with Mr. Costa. The Committee considered Mr. Costa’s compensation package and additional benefits appropriate in order to hire an executive with the skills and experience level of Mr. Costa.
Elements of our Executive Compensation
  Annual Cash Compensation — Base Pay and Variable Pay
      How Base Pay and Variable Pay Levels Were Determined. For our executive officers, targeted total cash compensation is intended to be competitive with comparable pay for similar jobs when target levels of corporate, organizational, and individual performance are achieved. The targeted levels of cash compensation are based upon information provided by the Committee’s compensation consultant and publicly available information. For 2006, a portion of each executive officer’s pay was made variable. Depending upon Company, organizational, and individual performance, executive officers could receive more or less than the target amount.
      For 2006, the Compensation Committee compared total cash compensation levels for executive officers with those of the following manufacturing, industrial, and chemical companies of comparable size with which the Company competes for executive talent:

Air Products and Chemicals	Goodyear Tire and Rubber Company
Baker Hughes, Inc.	W. R. Grace and Company
Ball Corporation	Hercules, Inc.
Dow Chemical Company	Newell Rubbermaid, Inc.
E. I. du Pont de Nemours and Company	OM Group, Inc.
Ecolab, Inc.	PPG Industries, Inc.
Engelhard Corporation	Praxair, Inc.
FMC Corporation	Rohm and Haas Company
H. B. Fuller Company	Sherwin-Williams Company
      The Committee’s compensation consultant provided analysis of this total cash pay benchmarking information. In addition, the Committee also considered executive officer pay trends by reviewing surveys of a broader group of manufacturing, industrial, and chemical companies of a size (based on revenues) comparable to the Company. In determining each executive officer’s total cash compensation, the Committee also applied its judgment considering the competitive market for executive talent, and compared pay levels to each other executive officer and relative to other jobs in the Company and considered differences in the Company’s executive positions and those with which they were compared in the benchmarking information. In determining levels of executive compensation, the Committee targeted the mid-range of total cash compensation of the companies surveyed.
      Base pay. In early 2006, after reviewing market competitive pay levels and the targeted total cash compensation of the executive officers, the Compensation Committee determined that base pay increases were appropriate for the executive officers because of their performance in the previous year and their base pay relative to the mid-range of companies surveyed. In addition to external comparisons, the Committee considered the Chief Executive Officer’s recommendations for adjustments to the base annual salaries of other executive officers, the impact of base pay increases on the mix of short- and long-term compensation and total compensation, and the cash compensation level of each executive officer relative to that of each other executive officer. As a result, base annual salaries for our executive officers were increased by 5% to 12%.
      Variable cash pay — Unit Performance Plan. For 2006, the variable portion of cash compensation paid to the executive officers was determined solely under the Unit Performance Plan (the “UPP”). The UPP is designed to determine a portion of annual cash compensation according to corporate performance, organizational or business unit performance, and the attainment of individual objectives and expectations. The amount of target compensation that is made variable under the UPP ranges from 100% of base pay for the Chief Executive Officer to 60% to 80% of base pay for our other named executive officers. The UPP is intended to provide incentive for superior business and individual performance and to tie the interests of our executive officers to the performance of our businesses and the interests of our stockholders.
      The amount of the award pool from which payouts are made is determined by annual performance of the Company versus pre-set goals established by the Compensation Committee. For 2006, the measure of corporate performance under the UPP was earnings from operations. Annual performance goals are established such that the target level is reached if corresponding Company performance goals for the year are achieved. The target level for 2006 earnings from operations corresponded to the Company’s operating earnings target under the annual business plan for 2006 as approved by the Board in late 2005.
      The total UPP award pool is equal to the aggregate of the UPP payouts for each participant if the individual’s organizational and individual performance were at target levels, multiplied by a “performance factor” determined by corporate or a combination of corporate and business organization performance compared to the pre-set performance goal. The performance factor can range from 0% if threshold performance goals are not met to 250% for specified above-goal performance. The Committee may, in its discretion, adjust the award pool to reflect overall corporate performance and business and financial conditions. In 2006, the total Company award pool was not increased.
      The Chief Executive Officer, in consultation with executive officers responsible for major organizations, determines the allocation of the Company award pool to organizations within the Company based on his assessment of the performance of the organizations relative to objectives established at the beginning of the performance year. There were eight such organizations for 2006. Once each organization’s award pool is determined, management within each organization (or in the case of the Chief Executive Officer, the Compensation Committee) allocates the organization’s portion of the Company award pool for individual payouts, based upon individual and organizational performance against objectives and expectations established at the beginning of the performance year. An actual individual award could exceed an individual’s target award, based on the manager’s assessment of individual and organizational performance, but the sum of all individual awards within an organization cannot exceed the amount of the organization’s allocated portion of the total Company award pool without specific approval by the Compensation Committee.
      Our named executive officers participated in an organization consisting of all executive officers reporting to the Chief Executive Officer. The amount of the Company award pool allocated to the executive officers was determined by aggregating their individual target variable pay amounts, multiplied by a “performance factor” corresponding to their overall performance compared to pre-established targets related to organizational results and personal performance objectives. For 2006, the target variable pay for performance that meets pre-established objectives under the UPP (expressed as a percentage of annual base pay) was 100% for Mr. Ferguson, 80% for Mr. Rogers, 75% for Dr. Nelson, 65% for Mr. Lorraine, and 60% for Ms. Lee.
      Mr. Ferguson participated in the UPP in an organization established for the Chief Executive Officer. The Compensation Committee established individual financial, organizational, and strategic performance objectives and expectations for Mr. Ferguson, and determined his payout considering his allocated portion of the Company total award pool and the Committee’s assessment of his attainment of these objectives for 2006. Mr. Ferguson established individual performance objectives and expectations for the other executive officers related to corporate and organizational performance compared to established earnings from operations and performance targets and results in support of identified key initiatives, and the Compensation Committee reviewed and approved his recommended assessment of each of their individual performance against the pre-established goals and expectations and the corresponding amounts of the individual payouts from the portion of the UPP award pool allocated to the executive officers. The Company’s overall earnings from operations was the corporate performance measure for each executive officer for 2006 except for Messrs. Rogers and Nelson, for whom UPP performance was 75% corporate operating earnings and 25% operating earnings of their respective operating segments.
      Earnings from operations for 2006, as adjusted as described below, were $683 million, slightly less than the target level of performance established for the Company as a whole under the UPP. This resulted in a Company award pool equivalent to 95% of target award.
      After review of performance against earnings from operations targets, the Committee certified the performance results and approved the total UPP pool and payout amount. Following determination by the Compensation Committee of the total amount of the Company award pool available to the executive officers as a group, the Chief Executive Officer assessed individual performance against established goals and expectations for each other named executive officer and determined the amounts of the individual payouts from the portion of the allocated award pool. The Chief Executive Officer’s assessment was based upon measurement of each other executive officer’s performance against individual goals and expectations related to corporate and organizational performance compared to established earnings from operations targets and other performance targets and the officer’s contributions to improving financial results, executing strategies for value-creating growth, and building organizational capabilities to continue to deliver successful results. Considering recommendations from the Chief Executive Officer, the Compensation Committee approved payouts to the named executive officers.

      The Compensation Committee reviewed Mr. Ferguson’s performance against his 2006 financial, organizational, and strategic objectives approved by the Board in early 2006. The Compensation Committee determined Mr. Ferguson’s UPP award in recognition of his and the Company’s performance in the areas of corporate revenue and earnings, financial discipline, cost reduction, asset and product portfolio restructuring and growth strategy development, meeting financial targets, operational excellence, achieving milestones in executing growth strategy initiatives, achieving customer and market milestones, optimizing core businesses, enhancing human resource objectives related to organization, staffing, and corporate culture initiatives, and managing and continually improving internal controls and corporate governance practices.
      In determining earnings from operations for the purpose of measuring performance of the Company, the UPP provides for adjustments by the Compensation Committee for certain charges, income items, or other events. The calculation of earnings from operations under the UPP for 2006 was adjusted to exclude the impact on financial results of: asset impairments and restructuring charges in the Coatings, Adhesives, Specialty Polymers, and Inks (“CASPI”), Performance Chemicals and Intermediates (“PCI”), Performance Polymers, and former Developing Businesses segments; severance costs; gains and losses from the divestiture of businesses and product lines in the Performance Polymers, PCI, and CASPI segments; and accelerated depreciation associated with asset shutdowns in the Performance Polymers and CASPI segments. Exclusion of these items increased the calculated earnings from operations under the UPP by $43 million and resulted in a net increase of the UPP award pool for all participants of $4 million.
Stock-Based Incentive Pay
      Equity-Based Compensation Program. Equity-based compensation is designed to facilitate stock ownership which links senior managers’ pay to long-term return to other stockholders. Important elements of the current equity-based compensation program are:

Stock Options	Stock option program, implemented under the Company’s Omnibus Long-Term Compensation Plans, creates a direct link between compensation of key Company managers and long-term performance of the Company.

Performance Shares	Awarded from time-to-time under the Company’s Omnibus Plans to provide an incentive for key managers to meet specified business or individual performance goals by providing opportunities to earn stock awards

Other Stock-Based Incentive Pay	Under the Omnibus Plans, the Compensation Committee may also award additional stock-based compensation (with or without restrictions), performance shares or units, or additional options, including options with performance-based or other conditions to exercise.

Stock Ownership Expectations	Established for executive officers to encourage long-term stock ownership and the holding of shares awarded under the Omnibus Plans or acquired upon exercise of options. Over a five year period, executive officers invest two and one-half times their annual base pay (five times base pay for the Chief Executive Officer) in Company stock or stock equivalents. All named executives have met their ownership expectations.

      How Stock-Based Incentive Pay Levels Were Determined. The Compensation Committee established the size and other terms of option grants under the stock option program, and the number and terms of performance shares awarded, by considering recommendations from its compensation consultant based upon long-term compensation surveys of a broad group of manufacturing, industrial, and chemical companies and of the following manufacturing, industrial, and chemical companies of comparable size with which the Company competes for executive talent:

Air Products and Chemicals	Goodyear Tire and Rubber Company
Arch Chemicals, Inc.	W. R. Grace and Company
Baker Hughes, Inc.	Hercules, Inc.
Ball Corporation	Newell Rubbermaid, Inc.
Dow Chemical Company	PPG Industries, Inc.
E. I. du Pont de Nemours and Company	Praxair, Inc.
Ecolab, Inc.	Rohm and Haas Company
Engelhard Corporation	Scotts Miracle Grow Company
H. B. Fuller Company	Sherwin-Williams Company
      Stock options were granted and performance shares were awarded at a target level intended to be near the mid-range of total stock-based compensation of the compared companies. The Compensation Committee determined that approximately one-half of the stock-based incentive pay for executive officers would be granted as stock options to align their interests with stockholders and the other half of stock-based incentive pay would be awarded as performance shares to provide incentives for exceeding internal financial objectives and external return versus a peer group of companies. The Compensation Committee also considered the estimated value of all outstanding unvested, unexercised, and unrealized stock-based awards in determining stock-based incentive pay levels. In determining the size of option awards, the Committee utilized the services of its compensation consultant to derive approximate values of options using a variation of the Black-Scholes option-pricing model. Computation of the approximate value of option awards is comparable to values determined under FAS 123R and reported in the “Grant of Plan Based Awards” table. In making its final determination of long-term incentive award levels, the Committee also reviewed recommendations by the Chief Executive Officer regarding individual performance of executive officers, incentive value of the awards, retention considerations, and the relative award levels for the executive officers. In addition, as inducement for new executives, retention incentive, and to recognize certain performance or provide additional incentive to achieve specific business or retention objectives, the Compensation Committee from time-to-time awards stock-based compensation in addition to the regular stock option grants and performance share awards. The amount and terms of these special awards is determined considering the nature and purpose of the incentive, the desired time horizon of the award, and the impact on the total compensation of the executive officer relative to the competitive range of compensation of the compared companies.
      The current values of total stock-based incentive pay for 2006 ranged from 49% to 68% of total compensation for the named executive officers.
      Stock-Based Compensation Award Practices. The Compensation Committee has always granted options with an exercise price equal to the market price of the underlying stock at the grant date, and on the date of its authorization of grants has set a grant date that is on or after the date of approval of the grant by the Committee. The Committee’s recent practice has been to grant options and other stock-based awards annually in the fall, and to set effective dates for option grants at the third business day after the next release of quarterly financial results so the market price of the underlying common stock, and thus the exercise price of the options, reflects such results. During 2006 the Compensation Committee and the Audit Committee reviewed the Company’s past and current option grant practices and concluded that such practices, including Compensation Committee actions and oversight, timing, administration, recordkeeping, and accounting, have been and are appropriate and consistent with legal and accounting requirements and good practice.
      Stock Options. In 2006, the Company determined to deliver approximately fifty percent of the individual executive officer’s stock-based equity value as stock options. Options granted in 2006 have an exercise price equal to the closing price on the New York Stock Exchange of the underlying common stock as of the date of grant. These options vest and become exercisable in one-third increments on each of the first three anniversaries of the grant date, with acceleration of vesting in the event of a “change in ownership” or in certain circumstances following a “change in control.” Options generally expire ten years from the date of grant. Upon termination by reason of death, disability, or retirement, the options remain exercisable for the lesser of five years following the date of termination or the expiration date. If an optionee resigns, the options remain exercisable for the lesser of ninety days or the expiration date. Options not previously exercised are canceled and forfeited upon termination for cause. Consistent with its recent practice, the Committee at its October meeting approved the 2006 option grants effective the third business day after the release of financial results for the third quarter of 2006.
      Long-Term Performance Shares. In 2006, the Company awarded performance shares to each executive officer, representing approximately fifty percent of each executive officer’s stock-based equity value. Performance is measured by comparing the Company’s multi-year performance as measured against a return on capital target established at the beginning of the performance period, and the Company’s total return to stockholders (change in stock price plus dividends declared during the performance period, assuming reinvestment of dividends) relative to a peer group of industrial companies comprising the Standard and Poor’s “Materials Sector” from Standard and Poor’s Super Composite 1500 Index. The return on capital target corresponds to the Company’s target under the annual business plan for 2006 as approved by the Board in late 2005. Performance relative to the total return to stockholder target is determined by the Company’s quintile placement relative to the peer group of industrial companies at the end of the performance period. If earned, awards will be paid after the end of the performance period in unrestricted shares of Eastman common stock, or participants may irrevocably elect in advance to defer any award payouts into the Executive Deferred Compensation Plan.
      The Committee reviewed and certified performance results and approved a payout of shares to the executive officers under performance shares previously awarded for the 2004-2006 performance period. Payouts for the named executive officers range from 72,600 shares for the Chief Executive Officer to 9,900 shares, and represent 220% of the target award (of a possible 300% of the target award) based upon the Company’s total stockholder return ranking in the second quintile of the compared companies and an average return on capital of 5.16% in excess of the return on capital target.
Executive Perquisites and Personal Benefits
      We provide limited executive perquisites and personal benefits designed to provide a level of personal and financial security for our executives. The Committee annually reviews the types and values of perquisites provided, the imputation to the executives of taxable income for the provided perquisites, and tax treatment of the perquisites to the Company and executives. Perquisites and personal benefits provided to executives are:

•	personal financial counseling, estate planning, and tax preparation,

•	personal umbrella liability insurance coverage,

•	home security system and associated reimbursement for the cost of taxes associated with imputed income, and

•	non-business travel on corporate aircraft by executives, their families, and invited guests when seats are available and the aircraft is otherwise being used for Company business.
      In addition, in considering time demands on the Chief Executive Officer, the Compensation Committee has authorized the personal use of corporate aircraft by the Chief Executive Officer, and his family when traveling with him, whenever possible for business and personal travel.
Tax Treatment of Executive Officer Compensation
      The Compensation Committee intends to preserve the Company’s ability to deduct compensation paid to the Company’s Chief Executive Officer and other executive officers to the extent possible while maintaining the flexibility to compensate the officers in accordance with the Company’s compensation policies.

      Section 162(m) of the Internal Revenue Code generally limits the deductibility to the Company of annual compensation (other than qualified “performance-based” compensation) in excess of $1 million paid to each of the Company’s five highest paid executive officers. Base salaries, variable compensation under the UPP, any bonus payments outside the UPP, and stock and stock-based compensation without performance conditions are generally subject to the $1 million limit on deductible compensation.
      Compensation attributable to stock options granted under the Company’s Omnibus Plans qualifies for deductibility under Section 162(m). The UPP allows the Compensation Committee to require, and certain stock-based awards under the Omnibus Plans not qualifying as deductible compensation require, the deferral of compensation into the Executive Deferred Compensation Plan to the extent that payout or vesting would result in the recipient receiving compensation in excess of the $1 million cap under Section 162(m).
      A portion of each named executive officer’s compensation for 2006 was non-deductible to the Company under Section 162(m). The Compensation Committee determined not to require deferral of any of the non-deductible compensation. The anticipated amount of the Company’s taxes for non-deductible compensation in 2006 is $3 million. The Compensation Committee will continue to retain the discretion to pay non-deductible amounts. The Compensation Committee believes that such flexibility best serves the interests of the Company and its stockholders by allowing the Committee to recognize and motivate executive officers as circumstances warrant.
      The Company has also structured deferred compensation arrangements to comply with the limitations and restrictions of Internal Revenue Code Section 409A. Section 409A applies to any plan or arrangement that provides for the deferral of compensation, and, unless certain requirements are met, amounts deferred under deferred compensation arrangements will be currently includible in income and subject to an excise tax. The Compensation Committee has taken several actions to structure its deferred compensation arrangements so that they do not give rise to taxable income or excise taxes or penalties to executive officers under Section 409A.
Reimbursement of Certain Compensation Following Restatements
      Pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, a Company policy governs the process for reimbursement by the Chief Executive Officer and the Chief Financial Officer of any bonus or other incentive-based or equity-based compensation received during the 12-month period following public disclosure of an accounting restatement due to material noncompliance by the Company with any financial reporting requirements as the result of misconduct. In addition, as described earlier in this proxy statement, the new 2007 Omnibus Plan, if approved by stockholders at the meeting, will require reimbursement of certain amounts following public disclosure of an accounting restatement due to material noncompliance by the Company with any financial reporting requirement as a result of misconduct.

Compensation Tables
      The following Summary Compensation Table sets forth certain information concerning compensation of Eastman Chemical Company’s Chief Executive Officer, Chief Financial Officer and each of the Company’s three other most highly compensated executive officers for the year ended December 31, 2006.
Summary Compensation Table

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Name and Principal Position	Year	($)	($)	($)(1)(2)	($)(1)	($)(3)	($)(4)	($)(5)	Total ($)

J. Brian Ferguson	2006	$1,073,077	$0	$3,227,568	$3,235,460	$1,045,000	$662,951	$205,359	$9,449,415
Chairman and Chief
Executive Officer

Richard A. Lorraine	2006	441,923	0	831,012	199,726	292,000	106,440	73,884	1,944,985
Senior Vice President and
Chief Financial Officer

James P. Rogers	2006	548,846	0	701,649	569,173	545,000	153,699	98,190	2,616,557
President and Chemicals
and Fibers Business
Group Head

Gregory O. Nelson(6)	2006	400,385	0	445,184	472,776	250,000	187,213	53,390	1,808,948
Executive Vice President
and Polymers Business
Group Head

Theresa K. Lee	2006	388,885	0	580,333	316,340	220,000	148,707	62,612	1,716,877
Senior Vice President,
Chief Legal Officer and
Corporate Secretary

(1)	The amount reported includes the portion of the grant date fair value of outstanding restricted stock and performance shares (reported in the “Stock Awards” column) and options (reported in the “Option Awards” column) recognized as compensation cost in the Company’s financial statements for 2006, measured in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (referred to as FAS 123R), or with respect to awards granted prior to 2006, in accordance with Financial Accounting Board Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (referred to as FAS 123). See note 15 to the Company’s consolidated financial statements in the Annual Report to Stockholders for 2006 mailed and delivered electronically with this proxy statement for discussion of the assumptions made in the valuation of stock awards and option grants.

(2)	Stock-related awards, other than stock options, consisting of: (i) restricted stock with transfer restrictions subject to satisfaction of continued employment for a specified time and (ii) contingent stock awards (“performance shares”) with future payment subject to specified performance-based conditions. (For more information about stock-related awards, see “Grants of Plan-Based Awards”, “Outstanding Equity Awards at Fiscal Year-End”, and “Option Exercises and Stock Vested” tables.) Performance share awards were made for performance periods beginning January 1, 2004 and ending December 31, 2006, beginning January 1, 2005 and ending December 31, 2007, and beginning January 1, 2006 and ending December 31, 2008, respectively. Performance is measured by Company performance against two measures: (i) total return to stockholders (change in stock price plus dividends declared during the relevant period, assuming reinvestment of dividends) relative to that of the “Materials Sector” group of companies from the Standard and Poor’s Super Composite 1500 Index; and (ii) return on capital compared to a cost of capital measure over the performance period. Based upon the Company’s performance against the two measures, if the performance is below the threshold, no award will be earned; if performance is at threshold, 40% of the target award will be earned; if performance is at target, 100% of the target awards will be earned, and at maximum performance, 300% of the target award will be earned. If earned, awards will be paid after the end of the performance period in unrestricted shares of Eastman common stock, or participants may irrevocably elect in advance to defer the award payout into the EDCP.

(3)	Cash payments in the following year for performance in the year indicated under the Unit Performance Plan. As described in the “Compensation Discussion and Analysis” section earlier under “Executive Compensation,” and in the “Grants of Plan-Based Awards” table, the Unit Performance Plan is the Company’s variable pay program under which a portion of the total annual compensation of managers is dependent upon corporate, organizational, and individual performance.

(4)	“Change in Pension Value” is the aggregate increase in actuarial present value of defined benefit and actuarial retirement plans (including supplemental plans) accrued during the year. This includes the Company’s tax-qualified defined benefit pension plan (the Eastman Retirement Assistance Plan, or “ERAP”) and unfunded, nonqualified retirement plans supplemental to the ERAP and providing benefits in excess of those allowed under the ERAP (the Eastman Unfunded Retirement Income Plan, or “URIP”; and the Eastman Excess Retirement Income Plan, or “ERIP”). The aggregate increase in actuarial value of the pension plans is computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Company’s financial statements for 2006. The actuarial present value calculation is based on the 1994 Group Annuity Reserve — Unisex post-retirement mortality tables, and assumes individual compensation and service through December 31, 2006, with benefit commencement at normal retirement age of 65. Benefits are discounted from age 65 using a 5.86% discount rate. See the “Pension Benefits” table for additional information about the named executive officers’ pension benefits.
The Company maintains the Executive Deferred Compensation Plan (the “EDCP”), an unfunded, nonqualified deferred compensation plan into which executive officers and other management-level employees can defer compensation until retirement or termination from the Company. Compensation deferred into the EDCP is credited to individual interest accounts and stock accounts. Amounts deferred into interest accounts are credited with interest at the prime rate until transfer or distribution, and amounts deferred into stock accounts increase or decrease in value depending on the market price of Eastman common stock. When cash dividends are declared on the common stock, each stock account receives a dividend equivalent which is used to “purchase” additional hypothetical shares. For 2006, there were no preferential or above-market earnings on amounts in individual stock accounts (appreciation in value and dividend equivalents earned at a rate higher than appreciation in value and dividends on common stock) or on individual interest accounts (interest on amounts deferred at a rate exceeding 120% of the federal long term rate). See the “Nonqualified Deferred Compensation” table for additional information about the named executive officers’ EDCP accounts.

(5)	The items of “All Other Compensation” reported for the named executive officers are identified and quantified below:

		Annual
		Company	Reimbursement
	Perquisites	Contributions	for Payment of
	and Other	to Defined	Taxes on
	Personal	Contribution	Compensation
Name	Benefits($)	Plans($)	and Benefits($)

J. B. Ferguson	$22,761	$178,654	$3,944
R. A. Lorraine	17,298	56,221	365
J. P. Rogers	9,464	82,442	6,283
G. O. Nelson	8,711	44,019	659
T. K. Lee	12,735	47,569	2,308

•	Perquisites and other personal benefits. The aggregate value, based upon the incremental cost to the Company, of the following perquisites and other personal benefits made available to executive officers: personal financial counseling, estate planning, and tax preparation; personal umbrella liability insurance coverage; home security system and associated reimbursement for the cost of taxes associated with imputed income; non-business travel on corporate aircraft by executives, their families, and invited guests when seats are available and the aircraft is otherwise being used for Company business purposes, including an added destination of a flight when the plane is otherwise in reasonable proximity to the added destination; and personal use of corporate aircraft by the Chief Executive Officer and his family. The aggregate incremental cost to the Company for flying as additional passengers on business flights is a de minimis amount, and no amount is included for these flights for purposes of determining “All Other Compensation.” The aggregate incremental cost to the Company for operating the corporate aircraft for non-business added destination portions of business flights and for personal flights for the Chief Executive Officer and his family is based upon calculation of direct operating costs including fuel, fuel additives, lubricants, maintenance, reserves for engine restoration and overhaul, landing and parking expenses, crew expenses, and miscellaneous supplies and catering. The perquisites and other personal benefits reported as “All Other Compensation” are further quantified in the following table:

	Perquisites and Other Personal Benefits

	Personal	Personal
	Use of	Umbrella	Home
	Corporate	Liability	Security	Financial
	Aircraft	Insurance	System	Counseling
Name	($)	($)	($)	($)

J. B. Ferguson	$9,572	$1,230	$4,109	$7,850
R. A. Lorraine	7,951	861	636	7,850
J. P. Rogers	0	861	753	7,850
G. O. Nelson	0	861	0	7,850
T. K. Lee	0	861	4,024	7,850

•	Annual company contributions or other allocations to vested and unvested defined contribution plans. Annual Company contributions to the accounts of Messrs. Ferguson and Rogers, Dr. Nelson, and Ms. Lee in the Eastman Investment Plan, a 401(k) retirement plan, and in the EDCP, and to Mr. Lorraine in the Eastman Stock Ownership Plan (“ESOP”) and EDCP. Contributions to the Eastman Investment Plan or ESOP equaled $10,500 for each named executive, with the remaining Company contributions to their EDCP accounts. See the “Nonqualified Deferred Compensation” table for additional information about Company contributions into the named executive officers’ EDCP accounts. Annual Company contributions were based upon actual compensation paid during the calendar year.

•	Amounts reimbursed during the year for the payment of taxes on certain compensation and benefits. Consists of tax reimbursements for imputed income relative to home security systems (Mr. Ferguson, $2,357; Mr. Lorraine, $365; Mr. Rogers, $432; and Ms. Lee, $2,308) and non-business flights on corporate aircraft (Mr. Ferguson, $1,587; Mr. Rogers, $5,851; and Dr. Nelson, $659).

(6)	Dr. Nelson’s son, who does not share Dr. Nelson’s household, is employed by the Company as an engineer. The terms of Dr. Nelson’s son’s employment, including compensation and benefits, are in all respects according to standard Company policies and practices for professional employees. Dr. Nelson’s son works in an organization that is not in Dr. Nelson’s line of management and Dr. Nelson has no direct or indirect reporting relationship with his son.

      The following table sets forth certain information regarding grants in 2006 to the individuals named in the Summary Compensation Table of non-equity incentive awards, equity incentive awards, and all other non-incentive stock and option awards.
Grants of Plan-Based Awards

											All Other
										All Other	Option		Full Grant
				Estimated Future Payouts Under			Estimated Future Payouts			Stock	Awards:	Exercise or	Date Fair
				Non-Equity Incentive Plan			Under Equity Incentive Plan			Awards:	Number of	Base Price	Value of
				Awards(3)			Awards(4)			Number of	Securities	of Option	Stock and
	Approval									Shares of	Underlying	Awards	Option
	Date	Grant Date		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Options	($//Share)	Awards
Name	(1)	(2)		($)	($)	($)	(#)	(#)	(#)	Units (#)	(#)(5)	(6)	($)(7)

J. B. Ferguson		01/01/06		$440,000	$1,100,000	$2,750,000
	10/05/05	01/01/06					18,132	45,330	135,990	0			$2,822,699
	03/05/03	10/31/06	(8)								52,516	$60.92	499,427
	10/04/06	10/31/06									165,000	60.92	1,760,550
R. A. Lorraine		01/01/06		117,000	292,500	731,250
	10/05/05	01/01/06					3,308	8,270	24,810	0			514,973
	10/04/06	10/31/06									38,000	60.92	405,460
J. P. Rogers		01/01/06		177,975	444,938	1,112,345
	10/05/05	01/01/06					3,520	8,800	26,400	0			547,976
	10/04/06	10/31/06									40,000	60.92	426,800
	03/06/02	11/01/06	(8)								38,978	60.02	344,561
G. O. Nelson		01/01/06		122,550	306,375	765,938
	10/05/05	01/01/06					2,348	5,870	17,610	0			365,525
	10/04/06	10/31/06									32,000	60.92	341,440
T. K. Lee		01/01/06		94,560	236,400	591,000
	10/05/05	01/01/06					3,308	8,270	24,810	0			514,973
	03/06/02	05/10/06	(8)								4,590	56.97	39,245
	03/06/02	10/19/06	(8)								6,538	57.06	55,246
	10/04/06	10/31/06									28,000	60.92	298,760

(1)	The Compensation Committee approved a stock option grant for executive officers and other eligible managers at its regularly scheduled meeting in October 2006. The Committee approved performance share awards for executive officers and other eligible officers for the 2006-2008 performance period at its regularly scheduled meeting in October 2005. “Reload” options were received in 2006 by Mr. Ferguson to purchase a number of shares equal to the number of previously owned shares of Eastman common stock surrendered in payment of the exercise price of an option originally approved on March 5, 2003. “Reload” options received in 2006 by Mr. Rogers and Ms. Lee were from underlying options originally approved on March 6, 2002. Stock options granted after 2003 do not include a “reload” feature.

(2)	For stock options, the grant effective date was the third business day after public release of third quarter 2006 financial results, except for “reload” options which are granted on the date of exercise of the original underlying option grant. Stock options granted after 2003 do not include a “reload” feature. Performance share awards for 2006-2008 were effective as of the beginning of the performance period on January 1, 2006.

(3)	Estimated future payouts under the Unit Performance Plan, a variable pay program which makes a portion of participants’ total annual compensation dependent upon corporate, organizational and individual performance. The amount of the award pool from which payouts are made is determined by annual performance of the Company versus pre-set goals for specified measures. For 2006, the measure of performance under the UPP was earnings from operations. Annual performance goals are established such that the target level is reached if corresponding Company performance goals for the year are achieved. The target level for 2006 earnings from operations corresponded to the Company’s operating earnings target under the annual business plan for 2006 as approved by the Board in late 2005. An award pool is generated for the Company, equal to the aggregate of the UPP payouts for each participant if the individual’s organizational and individual performance were at target levels, multiplied by a performance factor determined by applicable corporate or a combination of corporate and business organization performance compared to the pre-set performance goal. The “Threshold” column reflects the payout level if performance factors are at minimum of 40% of target levels. The “Target” column reflects the payout level if performance factors are at 100% of target levels. The “Maximum” column reflects the payout level if performance factors are at 250% of target levels for specified above-goal performance. See the “Summary Compensation Table” for actual payout under the UPP for 2006 and the “Compensation Discussion and Analysis.”

(4)	Estimated future shares awarded at threshold, target, and maximum levels for performance shares for the 2006-2008 performance period, when performance conditions are satisfied. Performance is measured by Company performance against two measures: (i) the Company’s total return to stockholders (change in stock price plus dividends declared during the relevant period, assuming reinvestment of dividends) relative to that of the “Materials Sector” group of companies from the Standard and Poor’s Super Composite 1500 Index; and (ii) the Company’s actual return on capital compared to a cost of capital measure over the performance period. Based upon the Company’s performance against the two measures, if the performance is below the threshold, no award will be earned; if performance is at threshold, 40% of the target awards will be earned; if performance is at target, 100% of the target awards will be earned, and at maximum performance, 300% of the target awards will be earned. See also “Compensation Discussion and Analysis.”

(5)	Non-incentive based stock options granted during the fiscal year. Options granted in 2006 have an exercise price equal to the closing price on the New York Stock Exchange of the underlying common stock as of the date of grant. The options vest and become exercisable in one-third increments on each of the first three anniversaries of the grant date, with acceleration of vesting in the event of a “change in ownership” or in certain circumstances following a “change in control.” Options generally expire ten years from the date of grant. Upon termination by reason of death, disability, or retirement, the options remain exercisable for the lesser of five years following the date of termination or the expiration date. If an optionee resigns, the options remain exercisable for the lesser of ninety days or the expiration date. Options not previously exercised are canceled and forfeited upon termination for cause. Column also includes new “reload” options received in 2006 by Messrs. Ferguson and Rogers and Ms. Lee to purchase a number of shares equal to the number of previously owned shares of Eastman common stock surrendered in payment of the exercise price of previously granted options. Stock options granted after 2003 do not include a “reload” feature, and no additional options will be granted upon exercise of those options. See “Summary Compensation Table”, “Outstanding Equity Compensation at Fiscal Year-End” and “Option Exercises and Stock Vested” tables.

(6)	Per-share exercise price of stock options granted in 2006. The exercise price is the closing price of Eastman common stock on the New York Stock Exchange on the grant date.

(7)	Full grant date fair value of each stock-based award, computed in accordance with FAS 123R.

(8)	“Reload” options received in 2006 by Messrs. Ferguson and Rogers and Ms. Lee to purchase a number of shares equal to the number of previously owned shares of Eastman common stock surrendered in payment of the exercise price of previously granted options. Reload options immediately vest at grant and expire on the same date as the original underlying option. Stock options granted after 2003 do not include a “reload” feature.

      The following table sets forth information regarding outstanding option and stock awards held by individuals named in the Summary Compensation Table as of December 31, 2006.
Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards

											Equity Incentive
				Equity Incentive						Equity Incentive	Plan Awards:
	Number of		Number of	Plan Awards:						Plan Awards:	Market or
	Securities		Securities	Number of					Market Value of	Number of	Payout Value
	Underlying		Underlying	Securities			Number of		Shares or Units	Unearned	of Unearned
	Unexercised		Unexercised	Underlying			Shares or Units		of Stock That	Shares, Units	Shares, Units
	Options		Options	Unexercised	Option	Option	of Stock That		Have Not	or Other Rights	or Other Rights
	(#)		(#)	Unearned	Exercise	Expiration	Have Not		Vested	That Have Not	That Have Not
Name	Exercisable		Unexercisable	Options (#)	Price($)	Date	Vested (#)		($)(1)	Vested (#)(2)	Vested ($)(3)

J. B. Ferguson							9,340	(4)	$553,955	85,330	$5,060,922
	650				60.1875	8/4/2007
	270				56.875	8/6/2008
	1,414	(5)			55.060	2/16/2009
	23,200				37.9375	10/19/2009
	510				46.0625	4/7/2010
	12,122	(5)			55.060	4/7/2010
	22,500				49.220	4/6/2011
	200,000				47.550	4/5/2012
	52,516	(5)			60.920	4/3/2013
	4,700	(5)			46.280	4/4/2013
	7,613	(5)			53.570	4/4/2013
	33,333		16,667		43.660	4/2/2014
	50,000		25,000		46.980	11/1/2014
	56,666		113,334		53.510	10/31/2015
			165,000		60.920	10/30/2016
R. A. Lorraine										15,770	935,319
	5,666		2,834		43.660	4/2/2014
	9,333		4,667		46.980	11/1/2014
	10,333		20,667		53.510	10/31/2015
			38,000		60.920	10/30/2016
J. P. Rogers										17,300	1,026,063
	11,665	(5)			59.230	4/7/2010
	22,500				49.220	4/6/2011
	38,978	(5)			60.020	4/4/2012
	14,755	(5)			52.660	4/4/2013
	4,000		4,000		43.660	4/2/2014
	10,666		5,334		46.980	11/1/2014
	11,000		22,000		53.510	10/31/2015
			40,000		60.920	10/30/2016
G. O. Nelson										11,670	692,148
	210				60.1875	8/4/2007
	1,290				56.875	8/6/2008
	7,997	(5)			54.700	4/4/2012
	4,200				47.550	4/5/2012
	4,391	(5)			54.150	4/4/2013
	2,250		2,250		43.660	4/2/2014
	7,333		3,667		46.980	11/1/2014
	7,333		14,667		53.510	10/31/2015
			32,000		60.920	10/30/2016
T. K. Lee										15,770	935,319
	390				60.1875	8/4/2007
	4,590	(5)			56.970	4/5/2012
	6,538	(5)			57.060	4/5/2012
	11,654				47.550	4/5/2012
	2,300	(5)			58.800	4/4/2013
	2,250		2,250		43.660	4/2/2014
	9,333		4,667		46.980	11/1/2014
	10,333		20,667		53.510	10/31/2015
			28,000		60.920	10/30/2016

(1)	Market value of restricted shares of common stock determined as of December 31, 2006, based on the per share closing price of the common stock on the New York Stock Exchange.

(2)	Number of shares of common stock to be paid under outstanding performance shares, assuming achievement of target performance goals for 2005-2007 and 2006-2008 performance periods.

(3)	Value of shares of common stock to be paid under outstanding performance shares, assuming achievement of target performance goals for 2005-2007 and 2006-2008 performance periods and assuming a market value equal to the closing price of the common stock on the New York Stock Exchange as of December 31, 2006.

(4)	Restricted shares of common stock that generally vest in October 2007.

(5)	“Reload” options received to purchase a number of shares equal to the number of previously owned shares of Eastman common stock surrendered in payment of the exercise price of previously granted options. Option exercise price is based upon the market price of underlying common stock on the date of exercise of the underlying option grant. Reload options immediately vest at grant and expire as of the date of the original underlying option grant. Stock options granted after 2003 do not include a “reload” feature, and no additional options will be granted upon exercise of those options. See also “Summary Compensation Table”, and “Grants of Plan-Based Awards” table.

      The following table summarizes amounts received upon exercise of options and the vesting of restricted stock for the individuals named in the Summary Compensation Table during 2006.
Option Exercises and Stock Vested

	Option Awards(1)		Stock Awards(2)

	Number of Shares	Value	Number of	Value
	Acquired on	Realized Upon	Shares Acquired	Realized Upon
Name	Exercise (#)	Exercise($)	on Vesting (#)	Vesting($)

J. B. Ferguson	179,084	$5,560,960	9,340	$518,463
R. A. Lorraine	0	0	20,000	1,157,800
J. P. Rogers	241,200	2,360,490	0	0
G. O. Nelson	4,200	52,290	0	0
T. K. Lee	13,346	126,425	2,500	148,275

(1)	Represents number and value realized upon exercise of stock options during 2006.

(2)	Represents number of shares of common stock for which transfer restrictions lapsed during 2006, and the value of the shares of common stock based upon the per share closing price of the common stock on the New York Stock Exchange on the vesting date.
      The following table summarizes the portion of post-employment benefits to the individuals named in the Summary Compensation Table from Company pension arrangements.
Pension Benefits

				Payments
			Present Value	During
	Plan Name	Number of Years	of Accumulated	Last Fiscal
Name	(1)(2)	Credited Service (#)	Benefit ($)(3)	Year($)

J. B. Ferguson	ERAP	30	$396,989	$0
	ERIP/URIP	30	1,356,229	0
R. A. Lorraine(4)	ERAP	3	37,010	0
	ERIP/URIP	3	124,861	0
J. P. Rogers	ERAP	7	76,247	0
	ERIP/URIP	7	388,291	0
G. O. Nelson	ERAP	24	388,477	0
	ERIP/URIP	24	312,584	0
T. K. Lee	ERAP	19	278,657	0
	ERIP/URIP	19	342,833	0

(1)	The Eastman Retirement Assistance Plan (“ERAP”) is the tax-qualified, non-contributory defined benefit pension plan for essentially all active U.S. employees, other than employees of certain subsidiaries and some employees covered by collective bargaining agreements. A participant’s total ERAP benefit consists of his or her “Pre-2000 Benefit” and “Pension Equity Benefit,” as described below:

•	Pre-2000 Benefit. Prior to 2000, the ERAP used a traditional pension formula which gave each participant a life annuity commencing at age 65. A participant is eligible for an unreduced Pre-2000 Benefit when such participant’s aggregate age plus years of eligible service totals 85 or at age 65. At retirement, the actuarial present value of the future annual Pre-2000 Benefit payments may at the election of the participant be paid in a lump sum. The Pre-2000 Benefits payable upon retirement are based upon the participant’s years of service with the Company and “average participating compensation,” which is the average of three years of those earnings described in the ERAP as “participating compensation.” “Participating compensation,” in the case of the executive officers identified in the Summary Compensation Table, consists of salary, bonus and non-equity incentive plan compensation, including allowance in lieu of salary for authorized periods of absence, such as illness, vacation, and holidays. To the extent that any participant’s annual Pre-2000 Benefit exceeds the amount payable under the ERAP, such excess will be paid from one or more unfunded, supplementary plans.

•	Pension Equity Benefit. Effective January 1, 2000, the Company redesigned the ERAP to use a pension equity formula. Under the new formula, beginning January 1, 2000, a participant earns a certain pension equity percentage each year based upon age and total service with the Company. When a participant terminates employment, he or she is entitled to a pension lump sum, payable over five years. The lump sum may also be converted to various forms of annuities. To the extent that any participant’s Pension Equity Benefit exceeds the amount payable under the ERAP, such excess will be paid from one or more unfunded, supplementary plans.

(2)	The Company maintains two unfunded, nonqualified plans, the Unfunded Retirement Income Plan (“URIP”), and the Excess Retirement Income Plan (“ERIP”). The ERIP and the URIP will restore to participants in the ERAP benefits that cannot be paid under the ERAP because of restrictions under the Internal Revenue Code of 1986, as amended, and benefits that are not accrued under the ERAP because of a voluntary deferral by the participant of compensation that would otherwise be counted under the ERAP. As to accruals after December 31, 2004, in order to comply with Section 409A of the Internal Revenue Code, it may be necessary to delay commencement of payment until six months after the participant’s separation from service with the Company. The Company has established a “Rabbi Trust” to provide a degree of financial security for the participants’ unfunded account balances under the ERIP and URIP.

(3)	Actuarial present value of the accumulated benefit under the plan, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements for 2006. The actuarial present value calculation is based on the 1994 Group Annuity Reserve — Unisex post-retirement mortality tables, and assumes individual compensation and service through December 31, 2006, with benefit commencement at normal retirement age of 65. Benefits are discounted from age 65 using a 5.86% discount rate.

(4)	Mr. Lorraine has not met the minimum vesting requirement for his retirement benefits as of December 31, 2006. Accrued benefits vest after five years of service, which would be in October 2008 for Mr. Lorraine. Accumulated benefits shown are calculated as if minimum vesting requirements had been met.

      The following table is a summary of participation by individuals in the Summary Compensation Table in the EDCP, an unfunded, nonqualified deferred compensation plan into which executive officers and other management-level employees can defer compensation until retirement or termination from the Company. Compensation deferred into the EDCP is credited to individual interest accounts and stock accounts. Amounts deferred into interest accounts are credited with interest at the prime rate until transfer or distribution, and amounts deferred into stock accounts increase or decrease in value depending on the market price of Eastman common stock. When cash dividends are declared on the common stock, each stock account receives a dividend equivalent which is used to “purchase” additional hypothetical shares.
Nonqualified Deferred Compensation

					Aggregate
	Executive		Aggregate	Aggregate	Balance at
	Contributions in	Registrant	Earnings in	Withdrawals/	Last Fiscal
	Last Fiscal	Contributions in last	Last Fiscal Year	Distributions	Year-
Name	Year ($)	Fiscal Year ($)(1)	($)(2)	($)	End(3)

J. B. Ferguson	$0	$168,154	$192,552	$0	$1,254,334
R. A. Lorraine	0	45,721	2,778	0	41,959
J. P. Rogers	0	71,942	573,087	0	7,708,337
G. O. Nelson	0	33,519	20,931	0	290,396
T. K. Lee	0	37,069	115,746	0	1,025,912

(1)	Annual company contributions are made to the accounts of Messrs. Ferguson and Rogers, Dr. Nelson, and Ms. Lee in the Eastman Investment Plan, a 401(k) retirement plan, and in the EDCP, and to Mr. Lorraine in the Eastman ESOP and EDCP. Amounts shown are the amounts contributed into the EDCP and represent amounts that could not be contributed into the 401(k) retirement plan or ESOP accounts of the individuals due to restrictions under the Internal Revenue Code. The total amount of the contributions for each named executive officer in the Eastman Investment Plan, the ESOP, and the EDCP was five percent of his or her 2006 earnings. These contributions are included in the “Summary Compensation Table” in the “All Other Compensation” column.

(2)	Aggregate amounts credited to participant accounts during 2006. No earnings on deferred amounts are included in the “Summary Compensation Table” in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column because there were no preferential or above-market earnings on individual stock accounts or interest accounts. Quarterly dividend equivalents of $0.44 per hypothetical share were credited to amounts in individual stock accounts, and the prime rate of interest credited to amounts in individual interest accounts varied from 7.25% to 8.25%, during 2006.

(3)	Balance in individual EDCP accounts as of December 31, 2006.

Termination and Change-in-Control Arrangements
      The Company’s Change in Control Agreements with certain executive officers, including the five individuals named in the Summary Compensation Table, and the Omnibus Long-Term Compensation Plans, provide for compensation and benefits in certain circumstances upon or following termination of the executive or change in control of the Company. Circumstances that trigger compensation or provision of benefits related to termination or change in control, how such compensation and benefits are determined, and conditions or obligations applicable to the receipt of payments and benefits, are described below.
      Change in Control Agreements. On November 30, 2005, the Compensation Committee of the Eastman Board of Directors approved, and the Company entered into, Change in Control Agreements with the five individuals named in the Summary Compensation Table and certain other executive officers of the Company. The Agreements, which provide for specified compensation and benefits following a “change in control” (as defined) of the Company, are intended to ensure that the Company will have the continued attention and dedication of its executives in the event of any threatened or pending change in control of the Company. The Agreements superseded and terminated the prior Severance Agreements between these same executive officers and the Company.
      A “change in control” is generally defined in the Agreements to include the following, subject to certain exceptions: the acquisition by a person of 35% or more of the voting stock of the Company; the incumbent Board members (and subsequent directors approved by them) ceasing to constitute a majority of the Board; approval by the Company’s stockholders of a reorganization or merger unless, after such proposed transaction, the former stockholders of the Company will own more than 50% of the resulting corporation’s voting stock, no person will own 35% or more of the resulting corporation’s voting stock, and the incumbent Board members will continue to constitute at least a majority of the Board of the resulting corporation; or, approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.
      Pursuant to the Agreements, in the event that a change in control of the Company occurs during the “change in control period,” the Company agrees to continue to employ the executive for a period of two years after the occurrence of such change in control (the “Employment Period”). The “change in control period” means the period commencing on November 30, 2005, and ending three years after such date; provided that on each anniversary of the Agreements, the “change in control” period is automatically extended so as to terminate three years after such anniversary, unless the Company provides timely notice to the executive that it will not extend the period.
      During the Employment Period, the executive would be entitled to (i) an annual base salary (which shall be reviewed and may be increased annually) at a rate at least equal to the greater of the base salary in effect on November 30, 2005 or on the effective date of a change in control; (ii) an annual bonus at least equal to the executive’s target bonus opportunity for the last full fiscal year prior to the change in control; and (iii) continued participation in all incentive, savings, retirement, welfare benefit, and fringe benefit plans applicable to other peer executives of the Company on terms no less favorable than those in effect during the 120-day period preceding the change in control.
      The Agreements also specify the payments and benefits to which an executive would be entitled upon a termination of employment during the Employment Period for specified reasons, including death, retirement, disability, termination by the Company with and without cause, and termination by the executive for or without good reason (as such terms are defined in the Agreement). If an executive’s employment were to be terminated by the Company for any reason other than for cause or disability, or by the executive for good reason, during the Employment Period, the Company would be required to (i) pay to the executive a lump sum cash payment equal to his or her “accrued obligations” (unpaid base salary through the date of termination, a prorated target bonus for the year of termination, and any accrued vacation pay), (ii) pay to the executive a lump sum severance payment equal to three-times his or her then-current annual base salary plus the amount of his or her target annual bonus for the year in which the termination occurs, (iii) continue to provide all welfare benefits to the executive and his or her eligible dependents, subject to certain limitations, for 36 months following termination, and (iv) accelerate the vesting of the executive’s unvested benefits under the Company’s retirement plans, and pay to the executive a lump sum cash payment equal to the value of such unvested benefits, plus an amount calculated to provide the executive with the additional benefits he or she would have been entitled to had he or she accumulated three additional years of service under the Company’s retirement plans. In addition, the Company would pay or provide to the executive any other amounts or benefits to which he or she is entitled under any of the Company’s plans, programs, policies, practices, contracts, or agreements then in effect.
      Upon the termination of an executive’s employment by reason of death, disability, or retirement, or upon a termination by the Company for cause or by the executive without good reason, the Agreement would terminate without further obligations of the Company other than the payment of base salary through the date of termination and any other amounts or benefits to which the executive is entitled under any of the Company’s plans, programs, policies, practices, contracts, or agreements then in effect.
      The Agreements provide that if a payment to or for the benefit of an executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive will be entitled to a full gross-up for any excise tax imposed, including any income and excise taxes on such gross-up amount (subject to a net after-tax benefit threshold of $75,000).
      The Agreements require that the executive not disclose any confidential information of the Company following termination of employment, and provide that the Company will reimburse the executive on a current basis for reasonable fees and expenses in seeking to enforce the Agreement (subject to repayment if his or her claims are determined to be frivolous or in bad faith).
      Any action by the Company under the Agreements must be taken by the Board of Directors or by the Compensation Committee of the Board.
      To the extent that payments under the Severance Agreements are determined to be “deferred compensation” subject to Section 409A of the Internal Revenue Code, then, in order to comply with Section 409A, it may be necessary to delay payment until six months following the employee’s separation from service with the Company. As described below, the Company has established a “Rabbi Trust” to provide a degree of financial security for any amounts that may become payable to officers under the Change in Control Agreements.
      Omnibus Long-Term Compensation Plans. The Company’s 2002 Omnibus Long-Term Compensation Plan (the “2002 Omnibus Plan”), which is administered by the Compensation Committee, provides for grants to employees of nonqualified and incentive stock options, stock appreciation rights, stock awards, performance shares, and other stock and stock-based awards (collectively, “Awards”). The 2002 Omnibus Plan is substantially similar to, and was intended to replace, the 1997 Omnibus Long-Term Compensation Plan (the “1997 Omnibus Plan”) which in turn replaced the 1994 Omnibus Long-Term Compensation Plan (the “1994 Omnibus Plan”). The proposed 2007 Omnibus Long-Term Compensation Plan (the “2007 Omnibus Plan”), if approved by stockholders at the annual meeting, would replace the 2002 Omnibus Plan. (Any of the 2002 Omnibus Plan, the 1994 Omnibus Plan, 1997 Omnibus Plan, and the 2007 Omnibus Plan are sometimes referred to in this proxy statement as the “Omnibus Long-Term Compensation Plan” or the “Omnibus Plan,” and the 2002 Omnibus Plan, the 1994 Omnibus Plan, 1997 Omnibus Plan, and the 2007 Omnibus Plan are sometimes collectively referred to as the “Omnibus Long-Term Compensation Plans” or the “Omnibus Plans.”) No new awards have been made under the 1994 or the 1997 Omnibus Plans following the effectiveness of the 2002 Omnibus Plan, and outstanding grants and awards under the 1994 and the 1997 Omnibus Plans were unaffected by the replacement of the 1997 Omnibus Plan with the 2002 Omnibus Plan. No new awards will be made under the 2002 Omnibus Plan following effectiveness of the 2007 Omnibus Plan, and outstanding grants and awards under the prior Omnibus Plans will be unaffected by the replacement of the 2002 Omnibus Plan with the 2007 Omnibus Plan.
      The Omnibus Plans contain provisions regarding the treatment of awards in the event of a “change in ownership” (as defined, generally involving circumstances in which the Company’s common stock is no longer publicly traded) and of a “change in control” (as defined, generally involving circumstances in which the Company is acquired by another entity or its controlling ownership is changed). Upon a change in ownership or change in control, the rules described below will apply to awards granted under the Omnibus Plans.

However, the Compensation Committee has the discretion, notwithstanding any particular transaction constituting a change in ownership or a change in control, either to determine that such transaction is of the type that does not warrant the described consequences with respect to awards (in which case such consequences would not occur) or to alter the way in which awards are treated from the consequences outlined in the Omnibus Plans.
      If a change in ownership occurs (and the Compensation Committee has not exercised its discretion outlined above) during the term of one or more performance periods for which the Compensation Committee has granted performance shares, the term of such performance period will immediately terminate and, except with respect to performance periods for which the Compensation Committee has previously reached a determination regarding the degree to which the performance objectives have been attained, it will be assumed that the performance objectives have been attained at a level of 100%. Participants, as a result, will be considered to have earned and therefore be entitled to receive a prorated share of the awards previously granted for such performance period. In addition, upon a change in ownership, all outstanding awards will be valued and cashed out on the basis of the change in ownership price as soon as practicable but in no event more than 90 days after the change in ownership.
      In the event of a change in control (assuming the Compensation Committee has not exercised its discretion outlined above), if a participant’s employment terminates within two years following the change in control, unless such termination is due to death, disability, cause, resignation (other than as a result of certain actions by the Company and any successor), or retirement, participants will be entitled to the following treatment. All conditions, restrictions, and limitations in effect with respect to any unexercised award will immediately lapse and no other terms or conditions will be applied. Any unexercised, unvested, unearned, or unpaid award will automatically become 100% vested. Performance shares will be treated in a manner similar to that described above in the case of a change in ownership. A participant will be entitled to a lump sum cash payment as soon as practicable but in no event more than 90 days after the date of such participant’s termination of employment with respect to all of such participant’s awards.
      To the extent that payments under the Omnibus Plans are determined to be “deferred compensation” subject to Section 409A of the Internal Revenue Code, then, in order to comply with Section 409A, it may be necessary for officers to delay payments until six months following the officer’s separation from service with the Company.
      Benefit Security Trust. The Company has established a Benefit Security Trust (sometimes referred to as the “Rabbi Trust”) to provide a degree of financial security for its unfunded obligations under the Executive Deferred Compensation Plan, the supplemental ERAP plans, and the Change in Control Agreements with the Company’s executives. The assets of the Rabbi Trust would be subject to the claims of the Company’s creditors in the event of insolvency. Upon the occurrence of a “change in control” or a “potential change in control” (each as defined), or if the Company fails to meet its payment obligations under the covered plans and agreements, the Company would be required to transfer to the trustee cash or other liquid funds in an amount equal to the value of the Company’s obligations under the covered plans and agreements. The Company has conveyed to the trustee rights to certain assets as partial security for the Company’s funding obligations under the Rabbi Trust.
      A “change in control” is generally defined to include the following, subject to certain exceptions: the acquisition by a person of 19% or more of the voting stock of the Company; the incumbent Board members (and subsequent directors approved by them) ceasing to constitute a majority of the Board; approval by the Company’s stockholders of a reorganization or merger unless, after such proposed transaction, the former stockholders of the Company will own more than 75% of the resulting corporation’s voting stock; or approval by the Company’s stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of substantially all of the assets of the Company, other than to a subsidiary or in a spin-off transaction. A “potential change in control” will generally be deemed to have occurred if the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control; any person (including the Company) publicly announces an intention to take action which, if consummated, would constitute a change in control; or any person (other than the Company, certain affiliated entities, or certain institutional investors) becomes the beneficial owner of 10% or more of the combined voting power of the Company’s then-outstanding securities.
      The Rabbi Trust is irrevocable until participants and their beneficiaries are no longer entitled to payments under the covered plans and agreements, but may be amended or revoked by agreement of the trustee, the Company, and a committee of individual beneficiaries of the Rabbi Trust.
      Potential Payments Under Termination and Change-in-Control Arrangements
      The following table shows, for each of the named executive officers, the payments and benefits that would have been provided if the executive had been terminated without cause or had resigned for good reason on December 31, 2006 following a change in control.

	Amount of Payment

	J. Brian	Richard A.	James P.	Gregory O.	Theresa K.
	Ferguson	Lorraine	Rogers	Nelson	Lee
Form of Payment	($)	($)	($)	($)	($)

Cash severance(1)	$6,600,000	$2,227,500	$3,051,000	$2,257,500	$1,891,200
Value of unvested stock-based awards at target(2)	6,215,374	1,018,100	1,240,514	777,771	939,567
Additional pension credit(3)	645,249	323,742	204,228	181,397	161,243
Health and welfare continuation(4)	26,405	16,957	26,405	17,223	26,405
Excise tax payment(5)	5,291,542	1,353,774	1,750,721	1,316,437	1,124,385

Total Payments	$18,778,570	$4,940,073	$6,272,868	$4,550,328	$4,142,800

(1)	Lump sum cash severance under Change in Control Agreement equal to three times the sum of annual base pay and the target Unit Performance Plan payout.

(2)	Value of unvested awards at target which vest and are paid out under the Omnibus Plans at termination following change in control (or earlier upon a change in control that is a change in ownership as shown in the next table below, in which case the payment would not also be received upon a subsequent termination without cause or resignation for good reason). Awards are valued as of year-end 2006 based upon the closing price of Eastman common stock on the New York Stock Exchange.

(3)	Lump sum present value of additional pension credit under Change in Control Agreement.

(4)	Value of continuation of health and welfare benefits for three years following termination under Change in Control Agreement.

(5)	Estimated payment under Change in Control Agreement for excise tax imposed by Section 4999 of the Internal Revenue Code.
      The following table shows, for each of the named executive officers, the payment that would have been provided under the Omnibus Plans if there had been a change in ownership of the Company on December 31, 2006.

Amount of Payment

	J. Brian	Richard A.	James P.	Gregory O.	Theresa K.
	Ferguson	Lorraine	Rogers	Nelson	Lee
Form of Payment	($)	($)	($)	($)	($)

Value of unvested stock-based awards at target(1)	$6,215,374	$1,018,100	$1,240,514	$777,771	$939,567

(1)	Value of unvested awards at target which vest and are paid out under the Omnibus Plans following change in ownership of the Company. Awards are valued as of year-end 2006 based upon the closing price of Eastman common stock on the New York Stock Exchange.

      In addition to the payments described above, executive officers would also receive the following payments for amounts already earned or vested as the result of participation in compensation or benefit plans on the same basis as other Company employees:

•	value of outstanding vested stock-based awards (see the “Outstanding Equity Awards at Fiscal Year-End” table),

•	earned Unit Performance Plan payout (see “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column in the “Grants of Plan-Based Awards” table),

•	earned Company contribution to vested and unvested defined contribution plans (see “All Other Compensation” column in the “Summary Compensation Table”),

•	account balance in the Eastman Investment Plan, a 401(k) retirement plan, and the ESOP,

•	account balance in the Executive Deferred Compensation Plan (see “Aggregate Balance at Last Fiscal Year-End” column in the “Nonqualified Deferred Compensation” table), and

•	lump sum present value of pension under the Company’s qualified and non-qualified pension arrangements (see “Present Value of Accumulated Benefit” column in the “Pension Benefits” table).

APPENDIX A

EASTMAN CHEMICAL COMPANY
2007 OMNIBUS LONG-TERM COMPENSATION PLAN

EASTMAN CHEMICAL COMPANY
2007 OMNIBUS LONG-TERM COMPENSATION PLAN

ARTICLE 1 PURPOSE		A-3
1.1	General	A-3
ARTICLE 2 DEFINITIONS		A-3
2.1	Definitions	A-3
ARTICLE 3 EFFECTIVE TERM OF PLAN		A-7
3.1	Effective Date	A-7
3.2	Termination of Plan	A-7
ARTICLE 4 ADMINISTRATION		A-8
4.1	Committee	A-8
4.2	Actions and Interpretations by the Committee	A-8
4.3	Authority of Committee	A-8
4.4	Delegation	A-9
4.5	Award Notices	A-9
ARTICLE 5 SHARES SUBJECT TO THE PLAN		A-9
5.1	Number of Shares	A-9
5.2	Share Counting	A-10
5.3	Stock Distributed	A-10
5.4	Limitation on Awards	A-10
5.5	Minimum Vesting Requirements	A-10
ARTICLE 6 ELIGIBILITY		A-11
6.1	General	A-11
ARTICLE 7 STOCK OPTIONS		A-11
7.1	General	A-11
7.2	Incentive Stock Options	A-11
ARTICLE 8 STOCK APPRECIATION RIGHTS		A-12
8.1	Grant of Stock Appreciation Rights	A-12
ARTICLE 9 RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS		A-12
9.1	Grant of Restricted Stock, Restricted Stock Units and Deferred Stock Units	A-12
9.2	Issuance and Restrictions	A-12
9.3	Forfeiture	A-13
9.4	Delivery of Restricted Stock	A-13
ARTICLE 10 PERFORMANCE AWARDS		A-13
10.1	Grant of Performance Awards	A-13
10.2	Performance Goals	A-13
10.3	Right to Payment	A-13
ARTICLE 11 QUALIFIED PERFORMANCE-BASED AWARDS		A-14
11.1	Options and Stock Appreciation Rights	A-14
11.2	Other Awards	A-14
11.3	Performance Goals	A-15
11.4	Inclusions and Exclusions from Performance Measures	A-15
11.5	Certification of Performance Goals	A-15
11.6	Award Limits	A-15

ARTICLE 12 DIVIDEND EQUIVALENTS		A-15
12.1	Grant of Dividend Equivalents	A-15
ARTICLE 13 STOCK OR OTHER STOCK-BASED AWARDS		A-16
13.1	Grant of Stock or Other Stock-Based Awards	A-16
ARTICLE 14 PROVISIONS APPLICABLE TO AWARDS		A-16
14.1	Payment of Awards	A-16
14.2	Limits on Transfer	A-16
14.3	Stock Trading Restrictions	A-16
14.4	Acceleration Upon Termination of Service	A-16
14.5	Change in Ownership	A-17
14.6	Change in Control	A-18
14.7	Forfeiture Events	A-19
14.8	Substitute Awards	A-19
ARTICLE 15 CHANGES IN CAPITAL STRUCTURE		A-20
15.1	Mandatory Adjustments	A-20
15.2	Discretionary Adjustments	A-20
15.3	General	A-20
ARTICLE 16 AMENDMENT, MODIFICATION AND TERMINATION		A-20
16.1	Amendment, Modification and Termination	A-20
16.2	Awards Previously Granted	A-21
16.3	Compliance Amendments	A-21
ARTICLE 17 GENERAL PROVISIONS		A-21
17.1	Rights of Participants	A-21
17.2	Withholding	A-22
17.3	Special Provisions Related to Section 409A of the Code	A-22
17.4	Unfunded Status of Awards	A-22
17.5	Relationship to Other Benefits	A-22
17.6	Expenses	A-22
17.7	Titles and Headings	A-23
17.8	Gender and Number	A-23
17.9	Fractional Shares	A-23
17.10	Uncertificated Shares	A-23
17.11	Government and Other Regulations	A-23
17.12	Governing Law	A-23
17.13	Additional Provisions	A-23
17.14	No Limitations on Rights of Company	A-23
17.15	Indemnification	A-24

EASTMAN CHEMICAL COMPANY
2007 OMNIBUS LONG-TERM COMPENSATION PLAN
ARTICLE 1
PURPOSE
      1.1.  GENERAL. The purpose of the Eastman Chemical Company 2007 Omnibus Long-Term Compensation Plan (the “Plan”) is to promote the success, and enhance the value, of Eastman Chemical Company (the “Company”), by linking the personal interests of employees, officers, and directors of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, and directors of the Company and its Affiliates.
ARTICLE 2
DEFINITIONS
      2.1.     DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, or Other Stock-Based Award awarded or granted to a Participant under the Plan.

(c) “Award Notice” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Notices may be in the form of individual award notices, agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Notices, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d) “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Notice, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty, prolonged absence from duty without the consent of the Company, material breach by the Participant of any published Company code of conduct or code of ethics; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(g) “Change in Control” means and includes the occurrence of any one of the following events:

(i) individuals who, on the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii) any person becomes a Beneficial Owner, directly or indirectly, of either (A) 35% or more of the then-outstanding shares of Stock or (B) securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(h) “Change-in-Control Price” means the highest closing price (or, if the Shares are not traded on an Exchange, the highest last sale price or closing “asked” price) per Share paid for the purchase of Stock in a national securities market during the ninety (90) day period ending on the date the Change in Control occurs.

(i) “Change in Ownership” means a Change in Control that results directly or indirectly in the Stock (or the stock of any successor to the Company received in exchange for Stock) ceasing to be publicly traded in a national securities market.

(j) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision, and will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or Internal Revenue Service.

(k) “Committee” means the committee or committees of the Board described in Article 4.

(l) “Company” means Eastman Chemical Company, a Delaware corporation, or any successor corporation.

(m) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall not be considered interrupted in the following cases: (ii) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, or (iii) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee for executive officers, or the Committee’s delegate for other employees, and any determination by the Committee or the Committee’s delegate shall be final and conclusive.

(n) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(o) “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares of Stock (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections, which right may be subject to certain restrictions but is not subject to risk of forfeiture.

(p) “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee for executive officers, or the Committee’s delegate for other employees, and may be supported by the advice of a physician competent in the area to which such Disability relates.

(q) “Dividend Equivalent” means a right granted to a Participant under Article 12.

(r) “Effective Date” has the meaning assigned such term in Section 3.1.

(s) “Eligible Participant” means an employee, officer, or director of the Company or any Affiliate.

(t) “Exchange” means the New York Stock Exchange or any national securities exchange on which the Stock may from time to time be listed or traded.

(u) “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(v) “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock.

(w) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(x) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision.

(y) “Independent Directors” means those members of the Board of Directors who qualify at any given time as “independent” directors under Section 303A of the New York Stock Exchange Listed Company Manual, “non-employee” directors under Rule 16b-3 of the 1934 Act, and “outside” directors under Section 162(m) of the Code.

(z) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(aa) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(bb) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(cc) “Other Stock-Based Award” means a right, granted to a Participant under Article 13 that relates to or is valued by reference to Stock or other Awards relating to Stock.

(dd) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(ee) “Participant” means a person who, as an employee, officer, or director of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death or Disability of a Participant, the term “Participant” refers to the Participant’s estate or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(ff) “Performance Award” means an Award under Article 10 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

(gg) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(hh) “Plan” means this Eastman Chemical Company 2007 Omnibus Long-Term Compensation Plan, as amended from time to time.

(ii) “Prior Plans” means the Company’s 1994 Omnibus Long-Term Compensation Plan, 1997 Omnibus Long-Term Compensation Plan, 2002 Omnibus Long-Term Compensation Plan, 1996 Non-Employee Director Stock Option Plan, 1994 Director Long-Term Compensation Plan, 1999 Director Long-Term Compensation Plan and 2002 Director Long-Term Compensation Plan.

(jj) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Measures as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(kk) “Qualified Business Measures” means one or more of the business measures listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(ll) “Restricted Stock Award” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(mm) “Restricted Stock Unit Award” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(nn) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(oo) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 15, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 15.

(pp) “Stock” means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(qq) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the excess of the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(rr) “Subsidiary” means any corporation, limited liability company, partnership or other entity, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(ss) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(tt) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.
ARTICLE 3
EFFECTIVE TERM OF PLAN
      3.1.     EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”).
      3.2.     TERMINATION OF PLAN. The Plan shall terminate on the fifth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of this Plan.

ARTICLE 4
ADMINISTRATION
      4.1.     COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation and Management Development Committee of the Board is designated as the Committee to administer the Plan, and in the case of Awards to Non-Employee Directors, the Nominating and Corporate Governance Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.
      4.2.     ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Notice and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan.
      4.3.     AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 and 4.5 hereof, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan;

(f) Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, subject to and in accordance with Article 11 or 14;

(g) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(h) Prescribe the form of each Award Notice, which need not be identical for each Participant;

(i) Decide all other matters that must be determined in connection with an Award;

(j) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(l) Amend the Plan or any Award Notice as provided herein; and

(m) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.
      Notwithstanding the foregoing, Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a subplan to this Plan, program, or policy for the compensation of Non-Employee Directors adopted by the Board as in effect from time to time, and the Committee may not make grants hereunder to Non-Employee Directors outside of the terms of such a Subplan, program, or policy.
      4.4.     DELEGATION.

(a) Administrative Duties. The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

(b) Special Committee. The Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Committee regarding the delegated duties and responsibilities and any Awards so granted.
      4.5.     AWARD NOTICES. Each Award shall be evidenced by an Award Notice. Each Award Notice shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.
ARTICLE 5
SHARES SUBJECT TO THE PLAN
      5.1.     NUMBER OF SHARES. Subject to adjustment as provided in Section 5.2 and Article 15, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 4,100,000, which shall consist of a number of Shares not previously authorized for issuance under any plan. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 4,100,000.

      5.2.     SHARE COUNTING. Shares covered by an Award shall be removed from the Plan share reserve as of the date of grant, but shall be added back to the Plan share reserve in accordance with this Section 5.2.
      (a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.
      (b) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.
      (c) Shares withheld from an Award or tendered to the Company by a Participant to satisfy minimum tax withholding requirements with respect to an Award will again be available for issuance pursuant to Awards granted under the Plan.
      (d) If the exercise price of an Option is satisfied by tendering Shares to the Company (by either actual delivery or attestation), such tendered Shares will again be available for issuance pursuant to Awards granted under the Plan.
      (e) To the extent that the full number of Shares subject to an Option or SAR is not issued upon exercise of the Option or SAR for any reason, including by reason of net-settlement of the Award, the Shares underlying the Award in excess of the number of Shares actually issued and delivered to the Participant will again be available for issuance pursuant to Awards granted under the Plan.
      (f) Substitute Awards granted pursuant to Section 14 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.
      5.3.     STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
      5.4.     LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15):

(a) Options. The maximum aggregate number of Shares subject to Options granted under the Plan in any 12-month period to any one Participant shall be 400,000.

(b) SARs. The maximum number of Shares subject to Stock Appreciation Rights granted under the Plan in any 12-month period to any one Participant shall be 400,000.

(c) Restricted Stock or Restricted Stock Units. The maximum aggregate grant of performance-based Awards of Restricted Stock or Restricted Stock Units under the Plan in any 12-month period to any one Participant shall be 250,000.

(d) Performance Awards. The maximum aggregate number of Shares that a Participant may receive in any 12-month period under a Performance Award under the Plan shall be 250,000 Shares, determined as of the date of vesting or payout, as applicable.

(e) Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards under the Plan in any 12-month period to any one Participant shall be 250,000 Shares.
      5.5.     MINIMUM VESTING REQUIREMENTS. Except in the case of substitute Awards granted pursuant to Section 14.8 or Awards granted as an inducement to join the Company or an Affiliate as a new employee to replace forfeited awards from a former employer, Full-Value Awards granted under the Plan to an employee or officer shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, (i) the minimum-vesting restrictions of this Section 5.5 shall not apply with respect to a maximum of 5% of the Shares authorized to be issued under the Plan, and (ii) the Committee may permit acceleration of vesting of any Full Value Awards in the event of the Participant’s death, Disability, or Retirement, or a Change in Control.

ARTICLE 6
ELIGIBILITY
      6.1.     GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are employees of an Affiliate may only be granted Options or SARs to the extent that the Affiliate is part of: (i) the Company’s controlled group of corporations, or (ii) a trade or business under common control with the Company, as of the Grant Date, as determined within the meaning of Code Section 414(b) or 414(c), and substituting for this purpose ownership of at least 50% (or 20% in the case of an Option or SAR granted to an employee of a joint venture partner based on “legitimate business criteria” within the meaning of Code Section 409A), of the Affiliate to determine the members of the controlled group of corporations and the entities under common control.
ARTICLE 7
STOCK OPTIONS
      7.1.     GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.8) shall not be less than the Fair Market Value as of the Grant Date.

(b) PROHIBITION ON REPRICING. Except as otherwise provided in Article 15, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.

(c) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “brokered or other cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(e) EXERCISE TERM. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f) NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the Option, or the time the Stock acquired pursuant to the exercise of the Option first becomes substantially vested.

(g) OTHER TERMS. All Options shall be evidenced by an Award Notice. Subject to the limitations of this Article 7, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Option shall be determined by the Committee at the time of the grant of the Option and shall be reflected in the Award Notice.
      7.2.     INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8
STOCK APPRECIATION RIGHTS
      8.1.     GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) STAND-ALONE AND TANDEM STOCK APPRECIATION RIGHTS. Stock Appreciation Rights granted under the Plan may, in the discretion of the Committee, be granted either alone or in tandem with an Option granted under the Plan.

(b) RIGHT TO PAYMENT. Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The base price of the SAR as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(c) PROHIBITION ON REPRICING. Except as otherwise provided in Article 15, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.

(d) EXERCISE TERM. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(e) NO DEFERRAL FEATURE. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise of the SAR, or the time any Stock acquired pursuant to the exercise of the SAR first becomes substantially vested.

(f) OTHER TERMS. All SARs shall be evidenced by an Award Notice. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Notice.
ARTICLE 9
RESTRICTED STOCK, RESTRICTED STOCK UNITS
AND DEFERRED STOCK UNITS
      9.1.     GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Notice setting forth the terms, conditions, and restrictions applicable to the Award.
      9.2.     ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Notice or any special Plan document governing an Award, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units or Deferred Stock Units. Unless otherwise provided in the applicable Award Agreement, Awards of Restricted Stock will be entitled to full dividend rights, and any dividends paid thereon will be paid or distributed to the holder no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to stockholders, or (ii) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture.
      9.3.     FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.
      9.4.     DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
ARTICLE 10
PERFORMANCE AWARDS
      10.1.     GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant Performance Awards to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Notice or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.
      10.2.     PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate, and may relate to relative performance as compared to an outside reference or peer group. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.
      10.3.     RIGHT TO PAYMENT. The grant of a Performance Award to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the number or value of the Performance Awards that will be paid to the Participant.

ARTICLE 11
QUALIFIED PERFORMANCE-BASED AWARDS
      11.1.     OPTIONS AND STOCK APPRECIATION RIGHTS. The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption; provided that the exercise or base price of such Award is not less than the Fair Market Value of the Shares on the Grant Date.
      11.2.     OTHER AWARDS. When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award, within the time period prescribed by Section 162(m) of the Code, based on one or more of the following Qualified Business Measures, which performance goals may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

(a) Net earnings or net income (before or after taxes);

(b) Earnings per share;

(c) Net sales or revenue growth;

(d) Net operating profit;

(e) Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f) Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g) Earnings before or after taxes, interest, depreciation, and/or amortization;

(h) Gross or operating margins;

(i) Productivity ratios;

(j) Share price (including, but not limited to, growth measures and total stockholder return);

(k) Expense targets;

(l) Margins;

(m) Operating efficiency;

(n) Market share;

(o) Customer satisfaction;

(p) Working capital targets;

(q) Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); and

(r) Operating Earnings.
      Performance goals with respect to the foregoing Qualified Business Measures may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).
      11.3.     PERFORMANCE GOALS. Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Measures, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death, Retirement or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period.
      11.4.     INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE MEASURES. The Committee may provide in any Qualified Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year or in the quarterly report on Form 10-Q for the applicable quarter, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
      11.5.     CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Measures or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.
      11.6.     AWARD LIMITS. Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.
ARTICLE 12
DIVIDEND EQUIVALENTS
      12.1.     GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested. Unless otherwise provided in the applicable Award Agreement, Dividend Equivalents will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to stockholders, or

(ii) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.
ARTICLE 13
STOCK OR OTHER STOCK-BASED AWARDS
      13.1.     GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.
ARTICLE 14
PROVISIONS APPLICABLE TO AWARDS
      14.1.     PAYMENT OF AWARDS. Payment of Awards shall be made in Stock, except that in special circumstances where deemed necessary or expedient, the Committee may in its discretion provides that an Award may be made settled in cash or any other form of property. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee; provided, however, that no payment of Awards shall be made earlier than the first date that such payment may be made without causing the Participant to incur an excise tax under Section 409A of the Code.
      14.2.     LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.
      14.3.     STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.
      14.4.     ACCELERATION UPON TERMINATION OF SERVICE. If a person’s Continuous Status as a Participant terminates for a reason other than death, Disability, retirement, or any other approved reason, all unexercised, unearned, and/or unpaid Awards, including without limitation, Awards earned but not yet paid, all unpaid dividends and Dividend Equivalents, and all interest accrued on the foregoing shall be canceled or forfeited, as the case may be, unless the applicable Award Notice provides otherwise. Subject to Sections 11.3 and 17.3, the Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute retirement or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of such Participant’s death, Disability, retirement or termination for an approved reason.

      14.5.     CHANGE IN OWNERSHIP.
      (a) Vesting and Lapse of Restrictions. Upon a Change in Ownership, (i) the terms of this Section 14.5 shall immediately become operative, without further action or consent by any person or entity, (ii) all of the conditions, restrictions, and limitations in effect on any unexercised, unearned, unpaid and/or deferred Awards, or any other outstanding Award, shall immediately lapse as of effective date of the Change in Ownership; (iii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any Awards on or after such date, and in no event shall an Award be forfeited on or after such date; and (iv) subject to Section 14.5(c) below, all unexercised, unvested, unearned and/or unpaid Awards, or any other outstanding Awards, shall automatically become one hundred percent (100%) vested immediately. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Notice. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.
      (b) Dividends and Dividend Equivalents. Upon a Change in Ownership, all unpaid dividends and Dividend Equivalents and all interest accrued thereon, if any, shall be treated and paid under this Section 14.5 in the identical manner and time as the Award with respect to which such dividends or dividend equivalents have been credited. For example, if upon a Change in Ownership, an Award under this Section 14.5 is to be paid in a prorated fashion, all unpaid dividends and Dividend Equivalents with respect to such Award shall be paid according to the same formula used to determine the amount of such prorated Award.
      (c) Treatment of Performance Awards. If a Change in Ownership occurs during the term of one or more performance periods under outstanding Performance Awards (“current performance periods”) the term of each current performance period shall be treated as terminating upon the date of the Change in Ownership, and for each such current performance period and each completed performance period for which the Committee has not on or before such date made a determination as to whether and to what degree the performance objectives for such period have been attained (hereinafter a “completed performance period”), the payout opportunities shall be deemed to have been met as of the Change in Ownership based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Ownership occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, calculated as of the end of the last calendar quarter prior to the Change in Ownership, if the Change in Ownership occurs during the second half of the applicable performance period. If a Participant is participating in one or more performance periods, he or she shall be considered to have earned and, therefore, be entitled to receive, a prorated portion of the Performance Awards for each such performance period, calculated as set forth above. Such prorated portion shall be determined based on the total number of whole and partial years (with each partial year being treated as a whole year) that have elapsed as of the Change in Ownership since the beginning of the performance period, divided by the total number of years in such performance period.
      (d) Valuation and Payment of Awards. Upon a Change in Ownership, each Participant, whether or not still employed by the Company or an Affiliate, shall be paid, in a single lump-sum cash payment, as soon as practicable but in no event later than ninety (90) days after the effective date of the Change in Ownership (or, if later, the first date that such payment may be made without causing the Participant to incur an excise tax under Section 409A of the Code), the value of all of such Participant’s outstanding and deferred Awards (including those earned as a result of the application of Section 14.5(c) above). For purposes of calculating the cash-out value of Awards for purposes of this Section 14.5, the Change-in-Control Price shall be used as the Fair Market Value of the Shares as of the date of the Change in Ownership.
      (e) Legal Fees. The Company shall pay all reasonable legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right such Participant may be entitled to under the Plan after a Change in Ownership; provided, however, the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

      (f) Adjustment to Provisions. Notwithstanding that a Change in Ownership has occurred, the Committee may elect to deal with Awards in a manner different from that contained in this Section 14.5, in which case the provisions of this Section 14.5 shall not apply and such alternate terms shall apply. Such Committee action shall be effective only if it is made by the Committee prior to the occurrence of an event that otherwise would be or probably will lead to a Change in Ownership or after such event if made by the Committee a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably will lead to a Change in Ownership.
      14.6.     CHANGE IN CONTROL.
      (a) Eligibility. All Participants shall be eligible for the treatment afforded by this Section 14.6 if their employment or directorship terminates within two years following a Change in Control, unless the termination is due to (i) death, (ii) Disability, (iii) Cause, (iv) resignation other than (A) resignation from a declined reassignment to a job that is not reasonably equivalent in responsibility or compensation (as defined in the Company’s termination allowance plan, if any), or that is not in the same geographic area (as defined in the Company’s termination allowance plan, if any), or (B) resignation within thirty (30) days following a reduction in base pay, or (v) retirement entitling the Participant to benefits under his or her employer’s retirement plan.
      (b) Vesting and Lapse of Restrictions. If a Participant is eligible for treatment under this Section 14.6, (i) all of the conditions, restrictions, and limitations in effect on any of such Participant’s unexercised, unearned, unpaid and/or deferred Awards (or any other of such Participant’s outstanding Awards) shall immediately lapse as of the date of termination of employment or directorship; (ii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any of such Participant’s Awards on or after such date, and in no event shall any of such Participant’s Awards be forfeited on or after such date; and (iii) subject to Section 14.6(c) below, all of such Participant’s unexercised, unvested, unearned and/or unpaid Awards (or any other of such Participant’s outstanding Awards) shall automatically become one hundred percent (100%) vested immediately upon termination of employment or directorship. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Notice. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.
      (c) Dividends and Dividend Equivalents. All unpaid dividends and Dividend Equivalents and all interest accrued thereon, if any, shall be treated and paid under this Section 14.6 in the identical manner and time as the Award with respect to which such dividends or dividend equivalents have been credited. For example, if an Award is to be paid under this Section 14.6 in a prorated fashion, all unpaid dividends and Dividend Equivalents with respect to such Award shall be paid according to the same formula used to determine the amount of such prorated Award.
      (d) Treatment of Performance Awards. If a Participant holding Performance Awards is terminated under the conditions above, the provisions of this Section 14.6 shall determine the manner in which such Performance Awards shall be paid to such Participant. For purposes of making such payment, each current performance period shall be treated as terminating upon the date of the Participant’s termination, and for each such current performance period and each completed performance period for which the Committee has not on or before such date made a determination as to whether and to what degree the performance objectives for such period have been attained, the payout opportunities shall be deemed to have been met as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, calculated as of the end of the last calendar quarter prior to the date of termination, if the termination occurs during the second half of the applicable performance period. If a Participant is participating in one or more performance periods, he or she shall be considered to have earned and, therefore, be entitled to receive, a prorated portion of the Performance Awards for each such performance period, calculated as set forth above. Such prorated portion shall be determined based on the total number of whole and partial years (with each partial year being treated as a whole year) that have elapsed as of the date of termination since the beginning of the performance period, divided by the total number of years in such performance period.
      (e) Valuation and Payment of Awards. If a Participant is eligible for treatment under this Section 14.6, such Participant shall be paid, in a single lump-sum cash payment, as soon as practicable but in no event later than ninety (90) days after the date of such Participant’s termination (or, if later, the first date that such payment may be made without causing the Participant to incur an excise tax under Section 409A of the Code), the value of all of such Participant’s outstanding and deferred Awards (including those earned as a result of the application of Section 14.6(c) above). For purposes of calculating the cash-out value of Awards for purposes of this Section 14.6, the Change-in-Control Price shall be used as the Fair Market Value of the Shares as of the date of termination.
      (f) Legal Fees. The Company shall pay all reasonable legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right such Participant may be entitled to under the Plan after a Change in Control; provided, however, the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.
      (g) Adjustment to Provisions. Notwithstanding that a Change in Control has occurred, the Committee may elect to deal with Awards in a manner different from that contained in this Section 14.6, in which case the provisions of this Section 14.6 shall not apply and such alternate terms shall apply. Such Committee action shall be effective only if it is made by the Committee prior to the occurrence of an event that otherwise would be or probably will lead to a Change in Control or after such event if made by the Committee a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably will lead to a Change in Control.
      14.7.     FORFEITURE EVENTS.
      (a) The Committee may specify in an Award Notice that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of non-competition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.
      (b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if a Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.
      14.8.     SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15
CHANGES IN CAPITAL STRUCTURE
      15.1.     MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.
      15.2     DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.
      15.3     GENERAL. Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.
ARTICLE 16
AMENDMENT, MODIFICATION AND TERMINATION
      16.1.     AMENDMENT, MODIFICATION AND TERMINATION. The Board may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

      16.2.     AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Board may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Notice, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;

(c) Except as otherwise provided in Article 15, the exercise price of an Option or SAR may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).
      16.3.     COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Notice to the contrary, the Board may amend the Plan or an Award Notice, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Notice to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.
ARTICLE 17
GENERAL PROVISIONS
      17.1.     RIGHTS OF PARTICIPANTS.
      (a) No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).
      (b) Nothing in the Plan, any Award Notice or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.
      (c) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.
      (d) No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

      17.2.     WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
      17.3.     SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.
      (a) Notwithstanding anything in the Plan or in any Award Notice to the contrary, to the extent that any amount or benefit that would constitute “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Notice by reason of the occurrence of a Change in Control or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet the description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. In addition, the payment or distribution of any amount or benefit by reason of “separation from service” to any person who is a “specified employee” for purposes of Section 409A of the Code shall be delayed for such period of time, if any, as may be required to avoid the imposition of an excise tax under Code Section 409A. This provision does not prohibit the vesting of any Award or the vesting of any right to eventual payment or distribution of any amount or benefit under the Plan or any Award Notice.
      (b) Notwithstanding anything in the Plan or in any Award Notice to the contrary, to the extent necessary to avoid the application of Section 409A of the Code, (i) the Committee may not amend an outstanding Option, SAR or similar Award to extend the time to exercise such Award beyond the later of the 15th day of the third month following the date at which, or December 31 of the calendar year in which, the Award would otherwise have expired if the Award had not been extended, based on the terms of the Award at the original Grant Date (the “Safe Harbor Extension Period”), and (ii) any purported extension of the exercise period of an outstanding Award beyond the Safe Harbor Extension Period shall be deemed to be an amendment to the last day of the Safe Harbor Extension Period and no later.
      17.4.     UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Notice shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual.
      17.5.     RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.
      17.6.     EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

      17.7.     TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
      17.8.     GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
      17.9.     FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.
      17.10.     UNCERTIFICATED SHARES. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any Exchange.
      17.11.     GOVERNMENT AND OTHER REGULATIONS.
      (a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.
      (b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.
      17.12.     GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Notices shall be construed in accordance with and governed by the laws of the State of Delaware.
      17.13.     ADDITIONAL PROVISIONS. Each Award Notice may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.
      17.14.     NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

      17.15.  INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, by contract, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

[FORM OF PAPER PROXY]

ADMISSION TICKET

Please bring this ticket if you choose to attend the Annual Meeting.
It will expedite your admittance when presented upon your arrival.

EASTMAN CHEMICAL COMPANY

Annual Meeting of Stockholders

Thursday, May 3, 2007
11:30 a.m.
Toy F. Reid Employee Center
400 South Wilcox Drive
Kingsport, Tennessee 37660
1-423-229-4647

Proxy	EASTMAN CHEMICAL COMPANY	Proxy

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION INDICATED. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR EACH OF THE NOMINEES IN ITEM 1, FOR ITEMS 2 AND 3, AND AGAINST ITEM 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN ITEM 1 AND FOR ITEMS 2 AND 3.

1.	Election of Directors:

Nominees for election of three directors to serve in the class for which the term in office expires at the Annual Meeting of Stockholders in 2010 and their successors are duly elected and qualified:

(1) Renée J. Hornbaker	❑	FOR	❑	AGAINST	❑	ABSTAIN
(2) Thomas H. McLain	❑	FOR	❑	AGAINST	❑	ABSTAIN
(3) Peter M. Wood	❑	FOR	❑	AGAINST	❑	ABSTAIN

2.	Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Auditors.

❑ FOR	❑ AGAINST	❑ ABSTAIN

3.	Approval of the 2007 Omnibus Long-Term Compensation Plan.

❑ FOR	❑ AGAINST	❑ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 4.

4.	Stockholder proposal to establish policy limiting benefits under supplemental executive retirement plans.

❑ FOR	❑ AGAINST	❑ ABSTAIN

(CONTINUED, AND TO BE SIGNED AND DATED, ON THE OTHER SIDE.)

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THANK YOU FOR VOTING.

Proxy	EASTMAN CHEMICAL COMPANY	Proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2007.

The undersigned hereby appoints Theresa K. Lee and Richard A. Lorraine as proxies with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side of this proxy card, all the shares of stock of Eastman Chemical Company held of record as of March 15, 2007 by the undersigned with all the powers that the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held May 3, 2007 or any adjournment or postponement thereof.

SAID PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THE REVERSE SIDE OF THIS CARD AND ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE FOR EACH OF THE NOMINEES IN ITEM 1, FOR ITEMS 2 AND 3, AND AGAINST ITEM 4.

Signature(s)

Signature(s)

Date:	, 2007

Please sign exactly as your name(s) appears on this proxy. If shares are held jointly, all joint owners should sign. If signing as executor, administrator, attorney, trustee, guardian, or in any other representative capacity, please also give your full title.

MARK (ON THE OTHER SIDE), SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

[SCRIPT OF DIALOGUE FOR REGISTERED STOCKHOLDER PROXY VOTING BY TELEPHONE]

STOCKHOLDER HEARS THIS SCRIPT

Speech 1
Hello, let’s begin your telephone vote. Please enter the number located in the box by the arrow. Welcome to Eastman Chemical Company’s telephone voting system. Voting your shares by telephone has the same effect as if you returned your proxy card by mail. You hereby direct the named proxies to vote your shares as instructed.

Speech 2	To vote as the Board of Directors recommends on all items, please press 1.

Speech 2A	You have voted as the Board of Directors has recommended. If this is correct, please press 1; if this is not correct, please press 0.

Speech 2B	If you would like to vote another proxy, please press 1; if not press 0.

Speech 2C	If you would like to try again, please press 1; if not, please press 0. Please try your call again, or vote, sign, date, and mail your proxy card in the envelope provided. Goodbye.

Speech 3	To vote on each item separately, please press 0

Speech 4	Nominee 1, to vote FOR, please press 1; to vote AGAINST, please press 6; to ABSTAIN, please press 0 Nominee 2, to vote FOR, please press 1; to vote AGAINST, please press 6, to ABSTAIN, please press 0
Nominee 3, to vote FOR, please press 1; to vote AGAINST, please press 6; to ABSTAIN, please press 0
Item 2, to vote FOR, please press 1; to vote AGAINST, please press 6; to ABSTAIN, please press 0
Item 3, to vote FOR, please press 1; to vote AGAINST, please press 6; to ABSTAIN, please press 0
Item 4, to vote FOR, please press 1; to vote AGAINST, please press 6; to ABSTAIN, please press 0

Speech 5	Your vote has been cast as follows:
Nominee 1: [For] [Against] [Abstain]
Nominee 2: [For] [Against] [Abstain]
Nominee 3: [For] [Against] [Abstain]
Item 2: [For] [Against] [Abstain]
Item 3: [For] [Against] [Abstain]
Item 4: [For] [Against] [Abstain]
If this is correct, please press 1; if this is not correct, please press 0.

Speech 5A	If you would like to vote another proxy, please press 1, if not press 0
Thank you for voting. Goodbye.

Speech 5B	If you would like try again, please press 1; if not, please press 0. Please try your call again, or vote, sign, date, and mail your proxy card in the envelope provided. Goodbye.

[TEXT OF COMPUTER SCREENS FOR ELECTRONIC DELIVERY OF PROXY STATEMENT AND ANNUAL REPORT TO EMPLOYEE STOCKHOLDERS WHO HOLD SHARES THROUGH COMPANY PLANS AND FOR INTERNET PROXY VOTING BY REGISTERED STOCKHOLDERS]
When you submit your voting instructions through this site, it is the same as if you mark, sign and return your voting instruction form or proxy.
Please enter your 11-digit electronic voting number, then click the “Submit” button or press ENTER on your keyboard. On your voting instruction form or proxy card, this number is found by an arrow in a box.
Enter the 11-digit number here:
If you submit voting instructions using the same control number more than once, only the last instructions you submit will be valid. All previous instructions are revoked.
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By submitting your voting instructions through this site, you are agreeing with the appointment of proxy. The recommendations of the Board of Directors are already selected; you may change these selections. Please review each selection and click on Submit Voting Instructions at the bottom of this screen.

Click here to view the Eastman Chemical Company Annual Report in a new window.

Click here to view the Eastman Chemical Company Proxy Statement in a new window.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN ITEM 1.

1.	Election of Directors:

Nominees for election of three directors to serve in the class for which the term in office expires at the Annual Meeting of Stockholders in 2010 and their successors are duly elected and qualified:

		FOR	AGAINST	ABSTAIN

(1)	Renée J. Hornbaker	¡	¡	¡

(2)	Thomas H. McLain	¡	¡	¡

(3)	Peter M. Wood	¡	¡	¡

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 2 AND 3.

		FOR	AGAINST	ABSTAIN

2.	Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Auditors.	¡	¡	¡

3.	Approval of the 2007 Omnibus Long-Term Compensation Plan.	¡	¡	¡

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 4.

		FOR	AGAINST	ABSTAIN

4.	Stockholder proposal to establish policy limiting benefits under supplemental executive retirement plans.	¡	¡	¡

•	Please enter your email address to receive confirmation that your instructions were recorded.
Note: We respect your privacy. Your email address will not be saved or used for any purpose other than sending your confirmation email.

•	Please enter any change of address.
•	Please enter any comments.
After reviewing the above selections, click the button below to submit your voting instructions. You should see a screen confirming your instructions as they have been recorded.
Submit Voting Instructions

[VOTING SUMMARY]
Thank You for Voting
Your Voting Summary
Click Here to Cast Another Vote

Your Number
Submitted
Confirmation

(1).	Renée J. Hornbaker	[FOR]	[AGAINST]	[ABSTAIN]

(2).	Thomas H. McLain	[FOR]	[AGAINST]	[ABSTAIN]

(3).	Peter M. Wood	[FOR]	[AGAINST]	[ABSTAIN]

2.	Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Auditors.	[FOR]	[AGAINST]	[ABSTAIN]

3.	Approval of the 2007 Omnibus Long-Term Compensation Plan.	[FOR]	[AGAINST]	[ABSTAIN]

4.	Stockholder proposal to establish policy limiting benefits under supplemental executive retirement plans.	[FOR]	[AGAINST]	[ABSTAIN]

Click Here to Cast Another Vote

[FORM OF LETTER TO EMPLOYEE STOCKHOLDERS WHO HOLD SHARES THROUGH COMPANY PLANS]

Eastman Chemical Company
P.O. Box 431
Kingsport, Tennessee 37662-5280

Theresa K. Lee
Senior Vice President, Chief Legal Officer,
and Corporate Secretary
Phone: (423) 229-2097
FAX: (423) 224-9399
tklee@eastman.com
March 22, 2007

Re:	2007 Annual Meeting Materials
Dear Fellow Eastman Employee and Stockholder:
Our 2007 Annual Meeting of Stockholders will be held on May 3, and it is important that your shares be represented. Again this year, all employees who own Eastman shares through the ESOP or Eastman Investment Plan will access the Notice and Proxy Statement for the Annual Meeting and Eastman’s Annual Report to Stockholders electronically on the Internet. Making these materials available to you electronically rather than by sending printed material in the mail significantly reduces the Company’s printing and postage expenses and reflects our continuing efforts to increase efficiency and reduce costs through the expanded use of technology.
To access the 2006 Annual Report and the Notice and Proxy Statement for the 2007 Annual Meeting, please go to the Internet website address which appears in the voting instructions on the enclosed proxy card and click on the icon for each document. (If you like, you may use your Eastman employee account to access the Internet website and review the materials.) The business to be considered and voted upon at the Annual Meeting is explained in the Proxy Statement. Please review the Proxy Statement, and the Annual Report, before voting your shares. If you wish to receive paper copies of the Annual Report and Proxy Statement, go to www.materialrequest.com on the Internet and enter the number in the box by the arrow on your proxy card.
It is important that your shares be represented and voted at the Annual Meeting. As explained on the enclosed proxy card, you can vote by proxy by Internet, by telephone, or by marking, signing, dating, and mailing your proxy card in the enclosed postage-paid envelope. Whether you choose to vote by computer, telephone, or proxy card, please vote as soon as possible. Your vote is important, regardless of the number of shares you own.
Yours very truly,

Theresa K. Lee
Senior Vice President, Chief Legal Officer and Corporate Secretary